UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SUPER MICRO COMPUTER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPER MICRO COMPUTER, INC.

980 Rock Avenue
San Jose, California 95131
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, MAY 19, 2023

________________________________________________________________

________________________________________________________________

To the Stockholders of Super Micro Computer, Inc.:
Notice is hereby given that the Annual Meeting of stockholders of Super Micro Computer, Inc. (the “Company”) will be held on Friday, May 19, 2023, at 2:00 p.m., Pacific time, solely online by remote communication, in a virtual only format at www.virtualshareholdermeeting.com/SMCI2023. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.proxyvote.com. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/SMCI2023. Only stockholders who held stock at the close of business on the record date, March 22, 2023, may vote at the Annual Meeting, including any adjournment or postponement thereof.

The Annual Meeting will be held for the following purposes:

1.To elect three Class I directors to hold office until the annual meeting of stockholders following fiscal year 2025 or until their successors are duly elected and qualified.

2.To vote on a non-binding advisory resolution to approve the compensation of our named executive officers.

3.To hold a non-binding advisory vote to approve the frequency of future advisory votes on the compensation of our named executive officers.

4.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for its fiscal year ending June 30, 2023.

5.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The accompanying Proxy Statement more fully describes the business to be transacted at the Annual Meeting. Our Board of Directors recommends that you vote (1) “FOR” the election of each of our nominees for Class I director as proposed in this Proxy Statement, (2) “FOR” the non-binding advisory resolution to approve the compensation of our named executive officers, (3) for holding future advisory votes on named executive officer compensation every “ONE YEAR” and (4) “FOR” the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023. We have not received notice of other matters that may be properly presented at the Annual Meeting.

These proxy materials are being made available or distributed to you on or about April 14, 2023.

If you were a stockholder as of the close of business (Eastern Time) on March 22, 2023, you are entitled to vote at the Annual Meeting and any adjournment thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to the Annual Meeting, during ordinary business hours at our principal offices located at 980 Rock Avenue, San Jose, CA 95131.

By Order of the Board of Directors

David E. Weigand
Senior Vice President, Chief Financial Officer, Corporate Secretary
San Jose, California
April 14, 2023

________________________________________________________________
________________________________________________________________

Information on our website, other than this Proxy Statement, is not a part of this Proxy Statement.
The Company’s Annual Report for the year ended June 30, 2022 is being mailed to stockholders concurrently with the Proxy Statement. The Annual Report contains financial and other information about the Company, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting materials.
IMPORTANT: To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting (virtually). Most stockholders have three options for submitting their votes prior to the meeting: (1) via the Internet; (2) by telephone; or (3) by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient and saves us postage and processing costs. Your completed proxy, or your telephone or Internet vote, will not prevent you from attending the meeting (virtually) and voting in person (virtually) should you so choose.

SUPER MICRO COMPUTER, INC.
980 Rock Avenue
San Jose, California 95131
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, MAY 19, 2023
GENERAL INFORMATION

The enclosed proxy is being solicited by our Board for use in connection with the Annual Meeting of stockholders to be held on Friday, May 19, 2023 solely online by remote communication, in a virtual only format at www.virtualshareholdermeeting.com/SMCI2023. You will be able to access, participate in, and vote at the Annual Meeting at www.virtualshareholdermeeting.com/SMCI2023 by using the 16-digit control number included on the proxy card and voting instruction form. Stockholders admitted to the virtual meeting using their control number may submit questions, vote or view our list of stockholders during the Annual Meeting by following the instructions that will be available on the meeting website. Stockholders may log into the meeting platform beginning at 1:45 p.m. Pacific Time on May 19, 2023. To submit a question during the meeting, visit www.virtualshareholdermeeting.com/SMCI2023, enter your 16-digit control number, type your question into the “Ask a Question” field and click “Submit.” Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. The Annual Meeting is not to be used as a forum to present personal matters, or general economic, political or other views that are not directly related to the business of the Company and the matters properly before the Annual Meeting, and therefore questions on such matters will not be answered. Any questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered at https://ir.supermicro.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.

This Proxy Statement and the accompanying proxy card and notice were first made available on or about April 14, 2023 to all stockholders entitled to vote at the Annual Meeting.

This Proxy Statement and our annual report for the year ended June 30, 2022 (the “Annual Report”) are available on our website at www.supermicro.com and, prior to the meeting date, at www.proxyvote.com.

You may request that we send future proxy materials to you electronically by e-mail or in printed form by mail by going to www.proxyvote.com. If you elect to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it. We encourage you to elect to receive future proxy materials by e-mail, which will allow us to provide you with the information you need in a more timely manner, will save us the cost of printing and mailing documents to you and will conserve natural resources.

In this Proxy Statement:

•“We”, “us”, “our”, “Company” and “Supermicro” refer to Super Micro Computer, Inc. with its principal executive offices located at 980 Rock Avenue, San Jose, CA 95131
•“Annual Meeting” or “Meeting” means our Annual Meeting of Stockholders following our fiscal year 2022
•“Board of Directors” or “Board” means our Board of Directors
•“SEC” means the Securities and Exchange Commission

We have summarized below important information with respect to the Annual Meeting.
The following chart outlines the FOUR proposals and our voting recommendations:

Proposal No.	Proposal	Recommendation

No. 1	Election of each of the nominees as Class I director	FOR each of the nominees

No. 2	Approval, on a non-binding advisory basis, of our named executive officers’ compensation	FOR

No. 3	Vote, on a non-binding advisory basis, to approve our holding future advisory votes on named executive officer compensation every one, two, or three years	for every ONE YEAR

No. 4	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2023	FOR
Please see “Questions and Answers” for a list of frequently asked questions and answers relating to this proxy statement and the Annual Meeting.

PROPOSAL 1
ELECTION OF CLASS I DIRECTORS

Composition of the Board

The authorized number of directors of the Company as of the date of this proxy statement is eight. There are currently eight directors. Our Amended and Restated Certificate of Incorporation provides for a classified board of directors divided into three classes. The members of each class are elected to serve a three-year term with the term of office for each class ending in consecutive years. Vacancies may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Alternatively, the Board, at its option, may reduce the number of directors, provided that no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. Directors chosen to fill newly created directorships hold office for a term expiring at the next annual meeting of stockholders to which the term of the office of the class to which they have been elected expires.

At this year’s Annual Meeting, the terms of our three current Class I directors will expire. The Board’s nominees for the three Class I directors are Charles Liang, Sherman Tuan and Tally Liu. Messrs. Liang, Tuan, and Liu have agreed to serve, if elected, and the Board has no reason to believe they will be unable to serve. The Board recommends that shareholders vote in favor of each of Messrs. Liang, Tuan, and Liu.

Proxies may not be voted for more than three Class I directors. Assuming a quorum is present, the three director nominees who receive the highest number of the votes cast by the stockholders entitled to vote at the election will be elected as Class I directors. There are no other nominees for Class I directors. In the event that a nominee is unable or unwilling to serve, the enclosed proxy will be voted to elect the replacement nominee designated by the Board, unless the Board instead decides to reduce the number of directors.

THE BOARD RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES TO SERVE AS A CLASS I DIRECTOR. PROXIES WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

The following table sets forth the class and committee composition for the nominees for election as directors and the directors whose terms of office will continue after the meeting.

Name (Age)(1)	Class	Expiration of Term	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee (the “Governance Committee”)
Charles Liang (65)	I	Director Nominee
Sherman Tuan (69)	I	Director Nominee		Chair	Member
Tally Liu (72)	I	Director Nominee	Chair	Member
Robert Blair (75)	II	Annual General Meeting following fiscal year 2023
Judy Lin (70)	II	Annual General Meeting following fiscal year 2023			Member
Sara Liu (61)	II	Annual General Meeting following fiscal year 2023
Daniel Fairfax (67)	III	Annual General Meeting following fiscal year 2024	Member	Member
Shiu Leung (Fred) Chan (75)	III	Annual General Meeting following fiscal year 2024	Member		Chair
______________________
(1)Ages are as of April 13, 2023.

The following Board Diversity Matrix is provided pursuant to Nasdaq Rule 5606. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April 1, 2023)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	6	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	2	4	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Class I Directors - Nominees for Term Expiring at the Annual Meeting of Stockholders Following Fiscal Year 2025

Charles Liang founded Super Micro and has served as our President, Chief Executive Officer and Chairman of the Board since our inception in September 1993. Mr. Liang has been developing server and storage system architectures and technologies for the past three decades. From July 1991 to August 1993, Mr. Liang was President and Chief Design Engineer of Micro Center Computer Inc., a high-end motherboard design and manufacturing company. From January 1988 to April 1991, Mr. Liang was Senior Design Engineer and Project Leader for Chips & Technologies, Inc., a chipset technology company, and Suntek Information International Group, a system and software development company. Mr. Liang has been granted 23 U.S. technology patents. Mr. Liang holds an M.S. in Electrical Engineering from the University of Texas at Arlington and a B.S. in Electrical Engineering from National Taiwan University of Science & Technology in Taiwan. Our Governance Committee concluded that Mr. Liang should serve on the Board based on his skills, experience and qualifications in managing technology businesses, his technical expertise, and his long familiarity with our company’s business.

Tally Liu was appointed to our Board and our Audit Committee in January 2019 and was appointed as the chair of the Audit Committee in June 2019. Mr. Liu has been retired since 2015. Prior to his retirement, Mr. Liu was Chief Executive Officer of Wintec Industries, a supply chain solutions company for high-tech manufacturers, from 2012 to 2015. Prior to Wintec, Mr. Liu served as Chairman of the Board and Chief Executive Officer of Newegg, Inc., an internet consumer technology retailer, from 2008 to 2010, and as President of Newegg in 2008. Prior to Newegg, Mr. Liu held various positions with Knight Ridder Inc., including Vice President, Finance & Advanced Technology and Vice President of Internal Audit. Mr. Liu served as President of the International Newspapers Financial Executives (INFE) for one year before it merged with other media associations. A Certified Public Accountant from 1982-2007, Mr. Liu is a member of the American Institute of Certified Public Accountants (AICPA) with retired status and was previously a member of the Florida Institute of Certified Public Accountants (FICPA). Mr. Liu is also a Certified Information System Auditor (CISA) and Certified Information Security Manager (CISM), with non-practice status, with the Information Systems Audit and Control Association (ISACA) and has also been certified in Control Self-assessment (CCSA) by the Institute of Internal Auditors (IIA). After earning his BA of Commerce from National Chengchi University, Taipei, Taiwan, and MBA from Florida Atlantic University, Mr. Liu received executive leadership training at the Stanford Advanced Finance Program in 1986 and at Harvard Business School in the Advanced Management Program (AMP) in 1998. Mr. Liu is not related to any member of our Board or any of our officers. Our Governance Committee concluded that Mr. Liu should serve on the Board based on his skills, experience, his financial literacy and his familiarity with technology businesses.

Sherman Tuan has been a member of our Board since February 2007. Mr. Tuan is founder of PurpleComm, Inc. (doing business as 9x9.tv), a platform for connected TV, where he has served as Chief Executive Officer since January 2005 and Chairman of the Board since June 2003. From September 1999 to May 2002, he was director of Metromedia Fiber Network, Inc., a fiber optical networking infrastructure provider. Mr. Tuan was co-founder of AboveNet Communications, Inc., an internet connectivity solutions provider, where he served as President from March 1996 to January 1998, Chief Executive Officer from March 1996 to May 2002 and director from March 1996 to September 1999. Mr. Tuan holds a degree in Electrical Engineering from Feng-Chia University in Taiwan. Our Governance Committee concluded that Mr. Tuan should serve on the Board based on his skills, experience and qualifications in managing technology businesses, his technical expertise, and his familiarity with our company’s business.

Class II Directors - Term Expiring at the Annual Meeting of Stockholders Following Fiscal Year 2023

Robert Blair has been a member of our Board since December 2022. Mr. Blair was President and Chief Executive Officer of ESS Technology, Inc. (“ESS”), a fabless semiconductor company for 19 years from September 1999 through July 2018 where he also served as a director from September 1999 through August 2019. During this time, ESS was a publicly listed company on NASDAQ for 9 years. Mr. Blair has been a director of Pictos, Inc., a technology licensing company that owns a portfolio of fundamental CMOS imaging patents, since July 2008 where he also previously served as President and Chief Executive Officer between 2008 and 2013. His professional background also includes more than 35 years of experience in marketing, sales, engineering, operations, and general management, principally in the computer hardware, software, and semiconductor industries. His experience includes roles at Global Semiconductor Alliance, Logistix Corporation, and XEGMAG (a division of Xidex Corporation). Mr. Blair holds twelve issued U.S. patent plus additional patents worldwide, and studied electrical engineering at Arizona State University and applied economics at the University of San Francisco. Our Governance Committee concluded that Mr. Blair should serve on the Board based on his familiarity with technology businesses, skills and experience with business operations at technology companies, and public company experience.

Judy Lin has been a member of our Board since April 2022. Ms. Lin is a retired executive who has 30 years of experience in the disk drive industry. She served as an Independent Board Director of MORESCO Corporation, a leading manufacturer of specialty chemicals based in Japan, from June 2014 to May 2022. Ms. Lin served as Vice President of Western Digital Media Operations, a leader in data infrastructure, from September 2007 until her retirement in September 2012. Prior to Western Digital, Ms. Lin served as Vice President at Komag Inc., a leading supplier of thin-film disks to the hard disk drive industry and held various management positions from April 1994 until Western Digital acquired Komag in September 2007. Before joining Komag, Ms. Lin was with IBM Almaden Research Center Storage Systems Division for 11 years as a Senior Scientist from January 1983 to April 1994. Ms. Lin holds a MSc degree in Materials Science and Mineral Engineering from University of California, Berkeley where she was also a PhD candidate, and a BS in Chemical Engineering from National Cheng Kung University in Taiwan. Our Governance Committee concluded that Ms. Lin should serve on the Board based on her substantial leadership and management experience and, considering she is well versed in technology innovation, product development, engineering and global operations, she will add valuable perspective to the Board.

Sara Liu co-founded Super Micro in September 1993, has been a member of our Board since our inception in September 1993 and currently serves as our Co-Founder, Senior Vice President, and a director. She has held a variety of positions with the Company, including Treasurer from inception to May 2019, Senior Vice President of Operations from May 2014 to February 2018, and Chief Administrative Officer from October 1993 to May 2019. From 1985 to 1993, Ms. Liu held accounting and operational positions for several companies, including Micro Center Computer Inc. Ms. Liu holds a B.S. in Accounting from Providence University in Taiwan. Ms. Liu is married to Mr. Charles Liang, our Chairman, President and Chief Executive Officer. Our Governance Committee concluded that Ms. Liu should serve on the Board based on her skills, experience, her general expertise in business and operations and her long familiarity with our company’s business.

Class III Directors - Terms Expiring at the Annual Meeting of Stockholders Following Fiscal Year 2024

Daniel Fairfax has been a member of our Board since July 2019. Mr. Fairfax served as Senior Vice President and Chief Financial Officer of Brocade Communications, a networking equipment company (“Brocade”) from June 2011 to November 2017. Brocade was acquired by Broadcom in November 2017. Mr. Fairfax previously served as Brocade’s Vice President of Global Services from August 2009 to June 2011 and Brocade’s Vice President of Business Operations from January 2009 to August 2009. Prior to Brocade, Mr. Fairfax served as Chief Financial Officer of Foundry Networks, Inc., from January 2007 until December 2008. Foundry Networks was acquired by Brocade in December 2008. Earlier in his career Mr. Fairfax served in executive financial management and/or general management positions at GoRemote Internet Communications, Ironside Technologies, Acta Technology, NeoVista Software, Siemens and Spectra-Physics. He began his career as a consultant with the National Telecommunications Practice Group of Ernst & Young. Mr. Fairfax is a certified public accountant with an inactive license in California and holds an MBA degree from The University of Chicago Booth School of Business and a Bachelor of Arts degree, with a major in Economics, from Whitman College. Our Governance Committee concluded that Mr. Fairfax should serve on the Board based on his skills, experience, his financial literacy and his familiarity with technology businesses.

Shiu Leung (Fred) Chan has been a member of our Board since October 2020. Mr. Chan is the founder and currently the president of KCR Development, Inc. which has developed real estate projects in excess of $1 billion in California and Hawaii specializing in high-density residential and retail projects. Mr. Chan also has more than three decades of experience in the high technology sector and as an entrepreneur. He most recently served as chairman of ESS Technology, Inc., a privately held semiconductor company which he had founded, from 2015 to 2019. ESS Technology was previously a public company listed on Nasdaq from 1995 until 2008, where he had held a variety of senior executive roles, including as chairman, president and chief executive officer, and served as a director. Mr. Chan has also previously served as chairman of a privately-held consumer electronic company, founder and an executive officer of a VLSI chip design center providing computer aided design, engineering and other design services, and co-founder and an executive officer of a company in the business of computer aided engineering systems development. Mr. Chan holds B.S.E.E. and M.S.C. degrees from the University of Hawaii. Our Governance Committee concluded that Mr. Chan should serve on the Board based on his skills and experience in growing companies and familiarity with technology businesses.

Except for Mr. Charles Liang and Ms. Sara Liu, who are married to each other, there are no other family relationships among any of our directors or executive officers.

Director Tenure

The following graph details the tenures of our directors. We believe that having a mix of new directors and directors with a long history with the Company provides both new ideas and insights while maintaining a continuity of Company-specific knowledge.

(1)    The above chart excludes Ms. Saria Tseng, who served as a Class III director for a portion of fiscal year 2022 until the expiration of her term of office at the annual meeting held on May 18, 2022.

CORPORATE GOVERNANCE

Corporate Governance Guidelines
We have adopted “Corporate Governance Guidelines” to help ensure that the Board is independent from management, that it appropriately performs its function as the overseer of management, and that the interests of the Board of Directors and management align with the interests of our stockholders. The “Corporate Governance Guidelines” are available at https://ir.supermicro.com/governance/governance-documents/default.aspx.

Code of Ethics
We have adopted a “Code of Business Conduct and Ethics” that is applicable to all directors, executive officers and employees and embodies our principles and practices relating to the ethical conduct of our business and our long-standing commitment to honesty, fair dealing and full compliance with all laws affecting our business. Our “Code of Business Conduct and Ethics” is available at https://ir.supermicro.com/governance/governance-documents/default.aspx. Any substantive amendment or waiver of the Code relating to executive officers or directors will be made only after approval by our Board of Directors and will be promptly disclosed on our website within four business days.
Engagement with Stockholders
Our Board and management value the perspective of our stockholders. During the fiscal year 2022, our management team regularly engaged in conference appearances, non-deal roadshows, on site visits, and conducted calls and “virtual” (i.e., via online videoconference) meetings with investors and analysts following our quarterly earnings conference calls and at virtual investor events. During those in person, virtual meetings and calls, we have solicited and received from stockholders and analysts their perspectives on issues related to the Company. During fiscal year 2022, we engaged in discussions with nine of our top ten investors, and approximately 57% of the investor base who we are aware each hold in excess of 100,000 of our shares.

Those discussions, in fiscal 2022 and continuing through the date of this proxy statement, have covered a wide range of topics, including our overall business strategy, our financial performance, our governance structure, our internal control over financial reporting, our capital efficiency, market dynamics and our compensation philosophy and practices (including the 2021 CEO Performance Award). Our management team regularly communicates the substance of stockholder discussions to our Board and committees. Our Board and committees take those views into consideration in conducting their oversight and decision-making processes.
Director Independence
The listing requirements of The Nasdaq Stock Market generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit committee, compensation committee, and nominating and corporate governance committee be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing requirements of The Nasdaq Stock Market. In addition, compensation committee members must satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing requirements of The Nasdaq Stock Market.

Each year, the Board affirmatively assesses the independence of each director and nominee for election as a director in accordance with the listing requirements of The Nasdaq Stock Market.

Based on these standards, our Board has determined that six of its current eight members, Daniel Fairfax, Judy Lin, Robert Blair, Sherman Tuan, Shiu Leung (Fred) Chan and Tally Liu, are “independent directors” under the applicable rules and regulations of the SEC and the listing requirements and rules of The Nasdaq Stock Market.
Executive Sessions
Non-management directors meet in executive session without management present each time the Board holds its regularly scheduled meetings.

Director Qualifications and Nomination Process
Criteria
The Governance Committee is responsible for reviewing, on an annual basis, the appropriate skills and characteristics required of Board members, individually as well as for the Board as a whole. Except as may be required by rules and regulations promulgated by Nasdaq or the SEC and as set forth herein, it is the current belief of the Governance Committee that there are no specific minimum qualifications that must be met by each candidate for the Board, nor are there specific qualities or skills that are necessary for one or more of the members of the Board to possess. In evaluating the qualifications of any director candidates, the Governance Committee will consider many factors, including without limitation, character, judgment, independence, expertise, diversity of experience, length of service, and other commitments. The Governance Committee will evaluate such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Governance Committee will consider each individual candidate in the context of the current perceived needs of the Board as a whole. While the Governance Committee has not established specific minimum qualifications for director candidates, the Board believes that candidates and nominees must reflect a board that is comprised of directors who (a) are predominantly independent, (b) are of high integrity, (c) have experience, expertise and qualifications that will increase overall effectiveness of the Board, including contributing to the diversity of the Board, and (d) meet other requirements as may be required by applicable listing requirements of The Nasdaq Stock Market and the SEC.

Identification and Evaluation of Nominees
The Governance Committee is responsible for regularly assessing the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee is responsible for considering potential candidates for director. The Governance Committee will consider bona fide candidates from all relevant sources, including current Board members, professional search firms, stockholders and other persons. The Governance Committee will consider director candidates recommended by our stockholders, based on the same criteria listed above that would apply to candidates identified by a Governance Committee member. The Governance Committee is responsible for evaluating director candidates in light of the Board membership criteria described above, based on all relevant information and materials available to the Governance Committee. This includes information and materials provided by stockholders recommending director candidates, professional search firms and other parties.

Stockholder Recommendations
The Governance Committee will consider director candidates recommended by stockholders of the Company. Stockholder nominations for director must be made in writing and addressed to the Corporate Secretary of the Company. Such stockholder’s notice shall set forth the following information:
•The information required by Section 2.15 of our Bylaws (a copy of which is included as an exhibit to our Registration Statement on Form S-1 as filed with the SEC on March 27, 2007); and
•Any other information that such stockholder believes is relevant in considering the director candidate.

Communications with the Board of Directors
The Board welcomes the submission of any comments or concerns from stockholders or other interested parties. If you wish to send any communications to the Board, you may use one of the following methods:
•Write to the Board at the following address:
Board of Directors
Super Micro Computer, Inc.
c/o General Counsel
980 Rock Avenue
San Jose, California 95131
•E-mail the Board of Directors at BODInquiries@supermicro.com
Communications that are intended specifically for the independent directors or non-management directors should be sent to the e-mail address or street address noted above, to the attention of the “Independent Directors”.

MEETINGS AND COMMITTEES OF THE BOARD

Board Meetings
Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board and committee meetings. We encourage, but do not require, each Board member to attend our annual meeting of stockholders. We held an annual meeting of stockholders on May 18, 2022, for our fiscal year 2021. The Board held eleven meetings during fiscal year 2022, four of which were regularly scheduled meetings and seven of which were special meetings. All directors attended at least 75% of the meetings of the Board and the committees on which they served during the time they were members of the Board or such committees during fiscal year 2022.
Board Leadership Structure
Our Chairman, Charles Liang, is also our Chief Executive Officer. The Board and our Governance Committee believe that it is appropriate for Mr. Liang to serve as both the Chief Executive Officer and Chairman due to the relatively small size of our Board, and the fact that Mr. Liang is the founder of our company with extensive experience in our industry. We do not currently have a lead independent director.
Board Role in the Oversight of Risk
The Board oversees our risk management activities, requesting and receiving reports from management. The Board conducts this oversight directly and through its committees. The Board has delegated primary responsibility for oversight of risks relating to financial controls and reporting to our Audit Committee. The Audit Committee also assists the Board in oversight of certain other risks, including internal controls and review of related party transactions. The Audit Committee reports to the full Board on such matters as appropriate.

Our management, with oversight from our Compensation Committee, has reviewed our compensation policies and practices with respect to risk-taking incentives and risk management and does not believe that potential risks arising from our compensation polices or practices are reasonably likely to have a material adverse effect on our company.

Committees of the Board of Directors
The Board has three standing committees to facilitate and assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee and the Governance Committee. In accordance with applicable listing requirements of The Nasdaq Stock Market, each of these committees is comprised solely of non-employee, independent directors. The charter for each committee is available at https://ir.supermicro.com/governance/governance-documents/default.aspx. In October 2022, each of the three standing committees conducted their periodic review of their charters, and a description of such charters is set forth below. The charter of each committee also is available in print to any stockholder who requests it. The following table sets forth the current members of each of the standing Board committees.

Audit Committee	Compensation Committee	Governance Committee
Tally Liu (1)	Sherman Tuan (1)	Shiu Leung (Fred) Chan (1)
Daniel Fairfax	Daniel Fairfax	Sherman Tuan
Shiu Leung (Fred) Chan	Tally Liu	Judy Lin

(1)     Committee Chairperson

Audit Committee

The Audit Committee has three members as of the date of this Proxy Statement. The Audit Committee met sixteen times in fiscal year 2022, four of which were regularly scheduled meetings and twelve of which were special meetings. The Board has determined that each member of our Audit Committee meets the requirements for independence under the applicable listing requirements of The Nasdaq Stock Market (including Rule 5605(c)(2)(A)) and the rules of the SEC (including Rule 10A-3 promulgated under the Exchange Act). The Board has also determined that our Audit Committee has the required number of “audit committee financial experts” as defined in Item 407 of Regulation S-K promulgated by the SEC.

As outlined more specifically in the Audit Committee charter, the Audit Committee has, among other duties, the following responsibilities:

•Appoints, retains and approves the compensation of our independent auditors, and reviews and evaluates the auditors’ qualifications, independence and performance;
•Oversees the independent auditors’ audit work and reviews and pre-approves all audit and non-audit services that may be performed by them;
•Reviews and discusses with the independent auditors any audit problems, or difficulties and management’s response to them, and all matters that the Public Company Accounting Oversight Board and the SEC require to be discussed with the committee;
•Reviews and discusses with management press releases regarding our financial results, as well as financial information and earnings guidance provided to securities analysts and rating agencies;
•Reviews and approves the planned scope of our annual audit;
•Monitors the rotation of partners of the independent auditors on their engagement team as required by law;
•Reviews our financial statements and discusses with management and the independent auditors the results of the annual audit and the review of our quarterly financial statements;
•Reviews our critical accounting policies and estimates;
•Oversees the adequacy of our financial controls;
•Periodically reviews and discusses with management and the independent auditors our disclosure controls and procedures and our internal control over financial reporting;
•Reviews, discusses and approves the internal audit function’s (i) internal audit plan, (ii) all major changes to the internal audit plan, (iii) the scope, progress and results of executing the internal audit plan, and (iv) the annual performance of the internal audit function;
•Reviews, approves and oversees all related party transactions;
•Establishes and oversees procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters and oversees enforcement, compliance and remedial measures under our Code of Business Conduct and Ethics;
•Initiates investigations and hires legal, accounting and other outside advisors or experts to assist the Audit Committee, as it deems necessary to fulfill its duties;

•Periodically reviews and discusses with management our major financial risk exposures and steps management has taken to monitor and control the exposures, including our risk assessment and risk management guidelines and policies; and
•Reviews and evaluates, at least annually, the adequacy of the Audit Committee charter and recommends any proposed changes to the Board for approval.

Compensation Committee
The Compensation Committee has three members as of the date of this Proxy Statement. The Compensation Committee charter provides that the Compensation Committee shall be comprised of no fewer than two members. The Compensation Committee met six times in fiscal year 2022, four of which were regularly scheduled meetings and two of which were special meetings. The Compensation Committee is comprised solely of non-employee directors. The Board has determined that each member of our Compensation Committee meets the requirements for independence under the applicable listing requirements of The Nasdaq Stock Market.

As outlined more specifically in the Compensation Committee charter, the Compensation Committee has, among other duties, the following responsibilities:

•Periodically reviews and advises the Board concerning our overall compensation philosophy, policies and plans, including a review and approval of a group of companies for general executive compensation competitive comparisons, approval of target pay and performance objectives against this group (and broader industry reference), and monitoring of our executive compensation levels and their performance relative to this group;
•Reviews and approves corporate goals and objectives relevant to compensation of the Chief Executive Officer and other executive officers;
•Evaluates the performance of the Chief Executive Officer and other executive officers in light of those goals and objectives, including generally against the overall performance of executive officers at comparable companies, all while taking into account our risk management policies and practices, and any other factors the Compensation Committee deems appropriate;
•Reviews and approves the compensation of the Chief Executive Officer and other executive officers and other key employees;
•Reviews and approves our incentive compensation plans and equity compensation plans;
•Monitors and assesses risks associated with our compensation policies, including whether such policies could lead to unnecessary risk-taking behavior, and consults with management regarding such risks;
•Administers the issuance of restricted stock grants, stock options and other equity awards to executive officers, directors and other eligible individuals under our equity compensation plans, provided that the Compensation Committee may delegate the approval of grants of options and other equity awards to participants other than certain individuals subject to Section 16 of the Exchange Act as provided in the applicable plan; and
•Reviews and evaluates, at least annually, the performance of the Compensation Committee, including compliance of the Compensation Committee with its charter and the adequacy of the Compensation Committee charter.

In general, the Compensation Committee discharges the Board’s responsibilities regarding the determination of executive compensation, and reviews and makes recommendations to the full Board in the determination of non-employee director compensation. The Compensation Committee also makes recommendations to the full Board regarding non-ordinary course executive compensation matters, including with respect to new or amended employment contracts, severance or change-in-control plans or arrangements, and may adopt, amend and terminate such agreements, arrangements or plans. The Compensation Committee may delegate its responsibilities, along with the authority to take action in relation to such responsibilities, to subcommittees comprised of one or more Compensation Committee members, subject to requirements of our bylaws and applicable laws, regulations and the terms of our executive compensation plans. Additional information about the Compensation Committee’s processes for determining executive and non-employee director compensation, including the role of the Compensation Committee’s compensation consultant and our executive officers, can be found in the “Executive Compensation” and “2022 Director Compensation” sections of this Proxy Statement.

Governance Committee
The Governance Committee has three members as of the date of this Proxy Statement. The Governance Committee charter provides that the Governance Committee shall be comprised of no fewer than two members. The Governance Committee met seven times in fiscal year 2022, four of which were regularly scheduled meetings and three of which were special meetings. The Governance Committee is comprised solely of non-employee directors. The Board has determined that each member of our Governance Committee meets the requirements for independence under the applicable listing requirements of The Nasdaq Stock Market.

As outlined more specifically in the Governance Committee charter, the Governance Committee has, among other duties, the following responsibilities:

•Reviews and makes recommendations to the Board regarding the size of the Board;
•Identifies individuals qualified to become directors;
•Evaluates and selects, or recommends to the Board, director nominees for each election of directors;
•Develops and recommends to the Board criteria any other factors that the Governance Committee deems relevant, including those that promote diversity, for selecting qualified director candidates in the context of the current make-up of the Board;
•Considers any nominations of director candidates validly made by our stockholders;
•Conducts an annual evaluation of director independence that considers applicable Nasdaq rules, applicable law and our Corporate Governance Guidelines to enable the Board to make a determination of each director’s independence;
•Reviews committee structures and compositions and recommends to the Board concerning qualifications, appointment and removal of committee members;
•Develops, recommends for approval by the Board and reviews on an ongoing basis the adequacy of the corporate governance principles applicable to us;
•Reviews, on a periodic basis, the adequacy of our Corporate Governance Guidelines and recommends any proposed changes to the Board;
•Oversees compliance with our Corporate Governance Guidelines and reports on such compliance to the Board;
•Assists the Board in the evaluation of the Board and each committee;
•Periodically reviews succession planning for executive officers;
•Periodically reviews and discusses with management our practices with respect to environmental, social and corporate governance issues; and
•Periodically reviews the scope of responsibilities of the Governance Committee and the committee's performance of its duties.

The Governance Committee may delegate its responsibilities, along with the authority to take action in relation to such responsibilities, to subcommittees comprised of one or more Governance Committee members, subject to requirements of our bylaws, applicable laws and regulations.

In accordance with our bylaws, our Board establishes additional committees for specific delegated purposes, roles and responsibilities that are temporary in nature.

Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee as of the date of this Proxy Statement is a current or former officer or employee of our Company or had any relationship with our Company requiring disclosure. Ms. Saria Tseng, a former director and member of the Compensation Committee, served during fiscal year 2022 until the expiration of her term of office at our annual general meeting of stockholders on May 18, 2022. During her term as a director of our Company, Ms. Tseng also served as Vice President of Strategic Corporate Development, General Counsel and Secretary of Monolithic Power Systems, Inc. (“MPS”), with which we have engaged in certain transactions. See “Part III. Item 13. Certain Relationships and Related Transactions and Director Independence-Transactions with Monolithic Power Systems.”

In addition, during fiscal year 2022, none of our executive officers served as a member of the compensation committee of the board of directors of any other entity that has one or more executive officers who served on our Compensation Committee of the Board. Mr. Sherman Tuan served on the Compensation Committee during all of fiscal year 2022, Ms. Saria Tseng served on the Compensation Committee during a portion of fiscal year 2022 until May 18, 2022, and Mr. Tally Liu served on the Compensation Committee during a portion of fiscal year 2022 with his appointment commencing on April 27, 2022. Mr. Dan Fairfax joined the Compensation Committee during fiscal year 2023.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of February 28, 2023 by:

•Each of the named executive officers during fiscal year 2022;
•Each of our directors;
•All directors and executive officers as a group; and
•All persons known to us who beneficially own 5% or more of our outstanding common stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Common Stock Outstanding(3)
Executive Officers and Directors:
Charles Liang(4)	7,665,216	14.1%
Don Clegg(5)	44,897	*
George Kao(6)	38,870	*
David Weigand(7)	46,959	*
Sherman Tuan(8)	27,196	*
Sara Liu(9)	7,665,216	14.1%
Tally Liu	24,396	*
Daniel Fairfax	17,070	*
Shiu Leung (Fred) Chan	29,000	*
Judy Lin	946	*
Robert Blair(10)	—	*
All directors and executive officers as a group (11 persons)(11)	7,894,550	14.5%
5% Holders Not Listed Above:
Disciplined Growth Investors Inc.(12)	4,510,871	8.5%
BlackRock, Inc.(13)	5,457,942	10.2%
The Vanguard Group(14)	5,083,962	9.5%

Total executives, directors & 5% or more stockholders		42.8%

*Represents beneficial ownership of less than one percent of the outstanding shares of common stock
(1)Except as otherwise indicated, to our knowledge the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws applicable and to the information contained in the footnotes to this table. Except as otherwise provided, the address of each stockholder listed in the table is 980 Rock Avenue, San Jose, CA 95131.
(2)Under the SEC rules, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options or RSUs subject to vesting. As a result, amounts reported by beneficial owners in this table may differ from amounts reported in Section 16 filings made by such person.
(3)Calculated on the basis of 53,300,966 shares of common stock outstanding as of February 28, 2023, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after February 28, 2023, are deemed to be outstanding for the purposes of calculating that stockholder’s percentage of beneficial ownership.
(4)Includes 4,074,965 shares held by Mr. Liang, and 896,750 shares issuable upon the exercise of options exercisable within 60 days after February 28, 2023. Also includes 2,647,752 shares jointly held by Mr. Liang and Sara Liu, his spouse, 3,118 shares held directly by Ms. Liu, and 41,881 options exercisable by her and 750 RSUs issuable to her within 60 days after February 28, 2023. See footnote 9.
(5)Includes 35,156 options exercisable and 500 RSU shares issuable within 60 days after February 28, 2023.
(6)Includes 30,881 options exercisable and 750 RSU shares issuable within 60 days after February 28, 2023.
(7)Includes 36,750 options exercisable and 500 RSU share issuable within 60 days after February 28, 2023.
(8)Includes 2,500 options exercisable within 60 days after February 28, 2023.
(9)Includes 41,881 options exercisable and 750 RSU shares issuable within 60 days after February 28, 2023. Also includes 2,647,752 shares jointly held by Ms. Liu and Mr. Liang, her spouse, 4,074,965 shares held by Charles Liang, and 896,750 shares issuable to him upon the exercise of options exercisable within 60 days after February 28, 2023. See footnote 4.
(10)Mr. Robert Blair did not serve as a director during fiscal year 2022, and was appointed to the Board during fiscal year 2023 in December 2022. For fiscal year 2023, Mr. Blair will participate in our director compensation program pursuant to which he is eligible to receive grants of equity awards. See “Director Compensation” for additional information with respect to the director compensation program.
(11)Includes 1,043,918 options exercisable and 2,500 RSU shares issuable within 60 days after February 28, 2023.

(12)The information is based solely on the Schedule 13-F filed on February 14, 2023. Disciplined Growth Investors Inc. has sole voting power over 3,821,008 shares of common stock and sole dispositive power over 4,510,871 shares of common stock. The address for the reporting person is 150 S. Fifth St. Suite 2550, Minneapolis, MN 55402.
(13)The information is based solely on the Amendment No. 2 to Schedule 13G filed on January 6, 2023. BlackRock, Inc. has sole voting power over 5,342,645 shares of common stock and sole dispositive power over 5,457,942 shares of common stock. The address for the reporting person is 55 East 52nd Street, New York, New York 10055.
(14)The information is based solely on the Amendment No. 2 to Schedule 13G filed on February 9, 2023. The Vanguard Group has shared voting power over 78,721 shares of common stock, sole dispositive power over 4,958,841 shares of common stock and shared dispositive power over 125,121 shares of common stock. The address for the reporting person is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act, requires our directors, executive officers, and holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and certain written representations provided to us, we believe that during the fiscal year ended June 30, 2022, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, except that one late Form 4 was filed on June 3, 2022 for each of Mr. Charles Liang and Ms. Sara Liu (as the spouse of Mr. Charles Liang) to reflect certification on March 26, 2022 of the achievement of one of the revenue goals associated with the 2021 CEO Performance Award (as defined below) previously granted to Mr. Liang.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

    In this section we provide an explanation and analysis of the material elements of the compensation provided to our Chief Executive Officer, Chief Financial Officer, and both of our other two executive officers who were serving on June 30, 2022, which was the end of our fiscal year 2022 (collectively referred to as our “named executive officers” or “NEOs”).

Our named executive officers and their positions at the end of fiscal year 2022 were:

Charles Liang	President, Chief Executive Officer (“CEO”) and Chairman of the Board
David Weigand	Senior Vice President, Chief Financial Officer and Chief Compliance Officer
Don Clegg	Senior Vice President, Worldwide Sales
George Kao	Senior Vice President, Operations

Overview of Compensation

(1)The chart presents the percentage compensation by compensation component received by the three non-CEO named executive officers together (aggregate compensation) as a group, as well as the split between cash and equity compensation for all such persons received in the aggregate as a group. No equivalent chart is presented for CEO compensation because, through all of fiscal year 2022, and continuing for about the next four years, almost all of Mr. Liang’s compensation has been, and is expected to be, based only upon his ability to earn the 2021 CEO Performance Award, as further described below.

Compensation Philosophy and Objectives—Our Continued Move Toward Performance-Based Compensation Arrangements

Our executive compensation philosophy is to link compensation to corporate performance. Efforts in years before fiscal year 2022 were primarily focused on our CEO, Mr. Charles Liang, and are discussed further below. However, during fiscal year 2022, the Compensation Committee further expanded the linkage of compensation to corporate performance to certain other named executive officers. During the early part of fiscal year 2022, the Compensation Committee reviewed the results of a new compensation study it had requested from its independent compensation consultant, and continued to explore (with Mr. Liang) the appropriate balance for other named executive officers between fixed and regular compensation components (like base salary and regularly refreshed equity grants with time-based vesting) and performance-based equity awards (like performance-based restricted stock units (“PRSUs”) and stock options). These efforts culminated in the adoption of a new fiscal year 2022 compensation program for Messrs. Weigand and Clegg in March 2022 (the “FY2022 Performance Program for Other Named Executive Officers”). See “FY2022 Performance Program for Other Named Executive Officers” below for more specific information about the design and operation of this new compensation program.

With respect to our CEO, Mr. Liang, fiscal year 2022 was a year of evaluating and monitoring the initial results of performance-based compensation arrangements made with Mr. Liang in fiscal year 2021. In March 2021, we changed Mr. Liang’s compensation to be almost completely performance-based. As discussed in more detail below, in March 2021, we converted nearly 100% of Mr. Liang’s compensation to performance-based compensation through the issuance of performance-based options (the “2021 CEO Performance Award”) to purchase 1,000,000 shares of our common stock at an exercise price of $45.00 per share, which price was 32% higher than the market price of our common stock on the date of the award ($34.08). The 2021 CEO Performance Award is comprised of five tranches that vest only if the market price of our common stock reaches various prices (ranging from $45.00 to $120.00 per share) and we achieve certain specified revenue goals, all as described in greater detail below. In connection with the 2021 CEO Performance Award, Mr. Liang’s base salary was reduced to $1.00 per year and Mr. Liang agreed that he would not be eligible for any increase in base salary, or any other cash compensation, until June 30, 2026.

Mr. Liang’s compensation for fiscal year 2022 was based entirely upon the 2021 CEO Performance Award and related agreements. During fiscal year 2022, one of the five tranches under the 2021 CEO Performance Award (representing 200,000 options granted under such award) had been earned because the first revenue goal of $4.0 billion in annualized revenue was achieved and the first stock price goal of $45.00 was achieved. Mr. Liang received a base salary of $1 during fiscal year 2022.

In addition, subsequent to fiscal year 2022 and through the date of this Proxy Statement, two additional tranches under the 2021 CEO Performance Award (representing an additional 400,000 options granted under such award) had been earned because the second and third revenue goals of $4.8 billion and $5.8 billion, respectively, were achieved and the second and third stock price goals of $60.00 and $75.00, respectively, were achieved (the “Subsequent 2021 CEO Performance Award Vesting Events”). These Subsequent 2021 CEO Performance Award Vesting Events are fiscal year 2023 events, and will be both discussed further in the CD&A section and will be reflected in the executive compensation tables and narrative disclosure in next year’s proxy statement. However, mention of these Subsequent 2021 CEO Performance Award Vesting Events is included in this current CD&A section for fiscal year 2022 for completeness. As of the date of this Proxy Statement, pursuant to the 2021 CEO Performance Award 600,000 shares each with a per share exercise price of $45 have been earned and are exercisable.

In summary, since the latter part of fiscal year 2021, through all of fiscal year 2022, and continuing for about the next four years, almost all of Mr. Liang’s compensation has been, and is expected to be, based only upon us achieving the revenue goals described below and the common stock price targets described below. To fully achieve those goals and targets, our revenue must increase to $8 billion over a rolling four-quarter period (from $3.6 billion for the last full fiscal year before the award) and the sixty-trading day average stock price of our common stock must reach $120.00 per share (from $34.08 on the day the award was provided).

Process Overview

The Compensation Committee of the Board discharges the Board’s responsibilities relating to compensation of all of our executive officers. During fiscal year 2022, the Compensation Committee was principally comprised of two non-employee directors, although for a brief period from April 27, 2022 through May 18, 2022, the Compensation Committee was comprised of three non-employee directors. All of the non-employee directors who served on the Compensation Committee during fiscal year 2022 were independent pursuant to the applicable listing rules of NASDAQ and Rule 16b-3 under the Exchange Act. Subsequent to fiscal year 2022, an additional non-employee director, Mr. Dan Fairfax, was added as a member of the Compensation Committee in fiscal year 2023.

The agenda for meetings is determined by the Chair of the Compensation Committee with the assistance of our Chief Financial Officer and General Counsel. Committee meetings are regularly attended by our Chief Financial Officer and our General Counsel. However, during the meetings, neither our Chief Financial Officer nor our General Counsel participates in the consideration of his own performance or compensation, although he may provide an introduction of the topic to be considered to the Compensation Committee. Our Chief Financial Officer and General Counsel support the Compensation Committee in its work by providing information relating to our financial plans and certain personnel-related data. In addition, the Compensation Committee has the authority under its charter to hire, terminate and approve fees for advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. As part of making an overall assessment of each named executive officer’s role and performance, and structuring our compensation programs for fiscal year 2022, the Compensation Committee reviewed recommendations of our Chief Executive Officer, as well as publicly available peer group compensation data and data compiled by our independent compensation consultant.

During fiscal year 2022, the Compensation Committee considered various sources of information and comparative data when structuring the compensation awards issued and determining executive compensation levels, including information and compensation data assembled for the Compensation Committee by Radford, an Aon Hewitt company ("Radford"), from a sample of public companies selected by us, with input on the selection of this sample from Radford. The sample selected by us consisted of the following companies(1):

Benchmark Electronics, Inc.	NetApp, Inc.
Ciena Corporation	NETGEAR, Inc.
Diebold Nixdorf, Inc.	Plexus Corp.
Extreme Networks, Inc.	Pure Storage, Inc.
F5, Inc.	Teradata Corporation
Infinera Corporation	TTM Technologies, Inc.
Juniper Networks, Inc.	Viasat, Inc.
Lumentum Holdings Inc.	Vishay Intertechnology, Inc.

(1) For purposes of its consideration of 2022 executive compensation, the Compensation Committee modified the group of companies it had used for 2021 executive compensation determinations by adding Benchmark Electronics, Inc., Lumentum Holdings Inc., Pure Storage, Inc., Teradata Corporation, TTM Technologies, Inc., Viasat, Inc., and Vishay Intertechnology, Inc. These changes were made primarily to emphasize companies that we believe compete against us for executive talent.

Recognizing that over-reliance on external comparisons can be of concern, the Compensation Committee used external comparisons as only one point of reference and was mindful of the value and limitations of comparative data.

Key Fiscal Year 2022 Executive Compensation Decisions and Actions

    Key fiscal year 2022 executive compensation decisions and actions included the following:

•The Compensation Committee had Radford prepare a compensation study that was presented in August 2021 that included information and compensation data from a sample of public companies selected by us, as discussed above. The Compensation Committee utilized the information in the newly prepared compensation study as one point of reference in its consideration of named executive officer compensation in fiscal year 2022.

Before receiving Radford’s information and assistance in fiscal year 2022, the Compensation Committee assessed the independence of Radford in the light of all relevant factors, including additional services and other factors required by the SEC, that could give rise to a potential conflict of interest with respect to Radford. Based on these reviews and assessments, the Compensation Committee did not identify any conflicts of interest raised by the work performed by Radford.
•As a part of continuing efforts to evolve the approach to executive officer compensation and to further expand the linkage of compensation to corporate performance to other named executive officers, the Compensation Committee adopted the FY2022 Performance Program for Other Named Executive Officers in March 2022. In addition to base salary and fixed bonus components, the new program includes a performance-based annual incentive award, most of which is payable in the form of service-based restricted stock units (“RSUs”) that generally vest over a period of four years. The performance-based annual incentive award:

•Is formula based;

•Utilizes company performance metrics that are individualized based upon the role of the officer; and

•Utilizes company performance metrics tied closely to stockholder value, including percentage appreciation in stock price from the prior fiscal year, percentage increase in worldwide revenue from the prior fiscal year, and percentage increase in worldwide net profit from the prior fiscal year. See “- FY2022 Performance Program for Other Named Executive Officers” below for more information.

•Based on effective base salaries and the Compensation Committee’s review and certification of actual performance (as described further below) under the FY2022 Performance Program for Other Named Executive Officers for fiscal year 2022:

•Mr. Weigand received a fixed bonus amount of $94,050 paid in semi-monthly installments starting October 1, 2021, earned a cash payment of $48,973 and earned a grant of $195,892 in RSUs that were granted on August 29, 2022 and generally vest in annual installments over four years; and

•Mr. Clegg received a fixed bonus amount of $70,620 paid in semi-monthly installments starting October 1, 2021, earned a cash payment of $166,250, and earned a grant of $166,250 in RSUs that were granted on August 29, 2022 and generally vest in annual installments over four years.

•Base salaries for the named executive officers other than the CEO were adjusted several times during fiscal year 2022 as a part of a perceived critical need to enhance retention value for key personnel, and were based in part upon:

•Analyses provided in the newly prepared compensation study for fiscal year 2022 that indicated that base salaries for such named executive officers (prior to the increases) were generally below the 25th percentile in the market; and

•Consideration of inflationary market conditions in the second half of fiscal year 2022.

•Fiscal year 2022 was the first full fiscal year in which the CEO operated under the 2021 CEO Performance Award, and related agreements, which was granted in March 2021. During fiscal year 2022, the Compensation Committee closely monitored the Company’s performance and the CEO’s performance against not only the key metrics of the 2021 CEO Performance Award, but also the objectives of the 2021 CEO Performance Award, for alignment with stockholder value and stockholder interests. During fiscal year 2022, the CEO received a base salary of only $1, no short-term cash bonus awards, and no time-based or performance-based equity awards.

•The Company’s revenue exceeded $4 billion for the four quarters ended December 31, 2021. The trailing 60 trading day average of closing prices of the Company’s Common Stock reached $45.00 on June 8, 2022. Accordingly, the Compensation Committee has certified that both the revenue condition and the stock price condition for the vesting of the first 200,000 shares subject to the 2021 CEO Performance Award have been met.

•The Company’s revenue further increased to $5.2 billion for the four quarters ended June 30, 2022. As a result, the second revenue goal of $4.8 billion in annualized revenue set forth in the 2021 CEO Performance Award had also been achieved based upon the financial results for fiscal year 2022.

The Compensation Committee continues to closely monitor the Company’s performance and the CEO’s performance against both the key metrics and objectives of the 2021 CEO Performance Award. As of the date of this Proxy Statement, the 2021 CEO Performance Award has been earned and is exercisable at a per share price of $45 with respect to 600,000 shares. See “—Compensation Philosophy and Objectives—Our Continued Move Toward Performance-Based Compensation Arrangements” above for a discussion of the Subsequent 2021 CEO Performance Award Vesting Events.

•Based on Compensation Committee action in October 2021, discretionary bonuses were awarded to Messrs. Weigand, Clegg and Kao in the amounts of $160,000, $150,000 and $40,000, respectively. The primary rationale for the payment of these discretionary one-time bonuses was to recognize the progress in remediating the material weaknesses in the Company's internal control over financial reporting and to reward Company employees who had contributed to such achievements. See “—Additional discretionary bonus in FY2022” below.

The Role of the Most Recent Stockholder Say-on-Pay Vote

The Compensation Committee, the entire Board, and our management value the opinions of our stockholders. Feedback received from stockholders has included a desire that a more significant portion of executive compensation be tied to performance based upon the achievement of pre-established goals. For fiscal year 2022, the Compensation Committee took such prior feedback into consideration when it developed, designed, and implemented the FY2022 Performance Program for Other Named Executive Officers. In addition, prior to implementing the FY2022 Performance Program for Other Named Executive Officers, the Compensation Committee (through management) sought to solicit views of the external compensation consultant on the proposed program, including compensation philosophy embodied therein, potential size, appropriate performance metrics, the time period over which performance awards granted under such program should vest to achieve objectives (such as creating both long-term sustained value for stockholders and retention incentive), and other terms.

Our last annual meeting of stockholders was held on May 18, 2022 (the “Fiscal Year 2021 Annual Meeting”), and we provided our stockholders the annual opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement for such meeting. At the meeting, stockholders representing approximately 98% of the stock present and entitled to vote on this “say-on-pay” proposal approved the compensation of our named executive officers. Although the Fiscal Year 2021 Annual Meeting was held during the latter part of fiscal year 2022 when significant decisions affecting compensation matters for fiscal year 2022 for the named executives had already been made by the Compensation Committee and the say-on-pay vote was non-binding, the Compensation Committee expects to continue to consider the outcome of that vote when making future compensation decisions for our named executive officers.

Role of Executive Officers in the Compensation Process

Each year, management provides recommendations to the Compensation Committee regarding compensation program design and evaluations of executive and Company performance. In particular, in fiscal year 2022, both our Chief Executive Officer and Chief Financial Officer provided the Compensation Committee with their views on the merits of a performance-based compensation program for certain named executive officers (other than the CEO), and the design of such program (including components thereof such as base salary, short-term cash incentives, and equity incentives). The Compensation Committee believes the participation of such named executive officers in the process which culminated in the adoption in fiscal year 2022 of the FY2022 Performance Program for Other Named Executive Officers, and the willingness of such named executive officers to participate in the program developed, is evidence of the commitment of these named executive officers to our Company and their confidence in our future.

At the end of fiscal year 2022, our Chief Financial Officer provided the Compensation Committee with information about the Company’s performance against the objective metrics set forth in the FY2022 Performance Program for Other Named Executive Officers and the Chief Executive Officer provided the Compensation Committee with his evaluation of the subjective performance of such participating named executive officers, which is one of performance metrics contained in the FY2022 Performance Program for Other Named Executive Officers. This performance evaluation provided by the CEO included his views as to the impact of individual named executive officers on strategic initiatives and organizational goals, as well as their functional expertise and leadership. The Chief Executive Officer also provided the Compensation Committee with his views of the nature and extent of our performance against expectations.

While the Compensation Committee carefully considers all recommendations made by members of management, ultimate authority for all compensation decisions regarding our named executive officers rests with the Compensation Committee and the Board.

Fiscal Year 2022 CEO Compensation

Overview of Fiscal Year 2022 CEO Compensation

Fiscal year 2022 was the first full fiscal year in which the CEO operated under the 2021 CEO Performance Award, and related agreements. In connection with the grant of the 2021 CEO Performance Award, Mr. Liang receives a de minimis salary of $1 per year and no cash bonuses through June 30, 2026. Mr. Liang must also remain as the Company’s CEO (or such other position with the Company as Mr. Liang and the Board may agree) at the time each goal is met in order for the corresponding tranche to vest. This helps ensure Mr. Liang’s active leadership of the Company over the long term.

Discussion and Analysis of 2021 CEO Performance Award

On March 2, 2021, the Compensation Committee granted to our Chief Executive Officer, Mr. Liang, the 2021 CEO Performance Award, which is a long-term performance-based option award to purchase up to 1,000,000 shares of the Company’s common stock that may vest in five equal tranches. Each of the five tranches vests if a specified revenue goal (each, a “Revenue Goal”) and a specified stock price goal (each, a “Stock Price Goal”) is achieved. Revenue Goals must be achieved by June 30, 2026 (the “Revenue Performance Period”) and Stock Price Goals must be achieved by September 30, 2026 (the “Stock Price Performance Period”). The 2021 CEO Performance Award will generally expire on March 2, 2031, and includes, among other terms and conditions, a restriction on the sale of any shares issued upon exercise of the 2021 CEO Performance Award until March 2, 2024, the third anniversary of the date of grant.

The following table sets forth the Revenue Goals which must be achieved by the end of the Revenue Performance Period of June 30, 2026, together with its achievement status as of the date of this Proxy Statement:

Revenue Goals(1)	Absolute Change From Revenue Reported for the Fiscal Year Ended Prior to the Grant of the CEO Performance Award (June 30, 2020)(2)	Achievement Status
$4.0 billion	20%	Certified during FY2022(3)
$4.8 billion	44%	Certified during FY2023(4)
$5.8 billion	74%	Certified during FY2023(5)
$6.8 billion	104%	Not yet achieved
$8.0 billion	140%	Not yet achieved

(1)Revenue means the Company’s total revenues, as reported by the Company in its financial statements on Forms 10-Q and 10-K filed with the SEC (but without giving effect to any rounding used in reporting the amounts in Form 10-Q and Form 10-K), for the previous four consecutive fiscal quarters of the Company.
(2)Revenue reported in the Company’s Form 10-K for the fiscal year ended June 30, 2020, was $3,339.3 million.
(3)Revenue reported for the four quarters ended December 31, 2021, was $4.17 billion.
(4)Revenue reported for the four quarters ended June 30, 2022 was $5.20 billion. Achievement was certified subsequently during fiscal year 2023. See “—Compensation Philosophy and Objectives—Our Continued Move Toward Performance-Based Compensation Arrangements” above for a discussion of the Subsequent 2021 CEO Performance Award Vesting Events. These Subsequent 2021 CEO Performance Award Vesting Events will be both discussed further in the CD&A section and will be reflected in the executive compensation tables and narrative disclosure in next year’s proxy statement.
(5)Revenue reported for the four quarters ended September 30, 2022 was $6.02 billion. Achievement was certified during fiscal year 2023. See “- Compensation Philosophy and Objectives—Our Continued Move Toward Performance-Based Compensation Arrangements”

above for a discussion of the Subsequent 2021 CEO Performance Award Vesting Events. These Subsequent 2021 CEO Performance Award Vesting Events will be both discussed further in the CD&A section and will be reflected in the executive compensation tables and narrative disclosure in next year’s proxy statement.

The following table sets forth the Stock Price Goals which must be achieved by September 30, 2026, together with its achievement status as of the date of this Proxy Statement:

Stock Price Goals(1)	Absolute Change in Stock Price from Grant Date Stock Price(2)	Absolute Change in Stock Price From $45 Exercise Price	Achievement Status
$45	32%	0%	Certified during FY2022(3)
$60	76%	33%	Certified during FY2023(4)
$75	120%	67%	Certified during FY2023(5)
$95	179%	111%	Not yet achieved
$120	252%	167%	Not yet achieved

(1)Sustained stock price performance is required for each Stock Price Goal to be met, other than in connection with a change in control. For each Stock Price Goal to be met, the sixty-trading day average stock price must equal or exceed the Stock Price Goal.
(2)Utilizes closing stock price on March 2, 2021, of $34.08 per share. The July 29, 2022 closing stock price was $54.01 per share.
(3)The sixty-trading day average stock price from March 15, 2022 through June 8, 2022 was $45.12.
(4)The sixty-trading day average stock price from July 19, 2022 through October 11, 2022 was $60.16. Achievement was certified during fiscal year 2023. See “—Compensation Philosophy and Objectives—Our Continued Move Toward Performance-Based Compensation Arrangements” above for a discussion of the Subsequent 2021 CEO Performance Award Vesting Events. These Subsequent 2021 CEO Performance Award Vesting Events will be both discussed further in the CD&A section and will be reflected in the executive compensation tables and narrative disclosure in next year’s proxy statement.
(5)The sixty-trading day average stock price from October 12, 2022 through December 23, 2022 was $75.40. Achievement was certified during fiscal year 2023. See “- Compensation Philosophy and Objectives—Our Continued Move Toward Performance-Based Compensation Arrangements” above for a discussion of the Subsequent 2021 CEO Performance Award Vesting Events. These Subsequent 2021 CEO Performance Award Vesting Events will be both discussed further in the CD&A section and will be reflected in the executive compensation tables and narrative disclosure in next year’s proxy statement.

(1)Achievement was certified during fiscal year 2023. See “—Compensation Philosophy and Objectives—Our Continued Move Toward Performance-Based Compensation Arrangements” above for a discussion of the Subsequent 2021 CEO Performance Award Vesting Events. These Subsequent 2021 CEO Performance Award Vesting Events will be both discussed further in the CD&A section and will be reflected in the executive compensation tables and narrative disclosure in next year’s proxy statement.

Each of the five tranches vests only when both the applicable Revenue Goal and Stock Price Goal for such tranche are certified by the Compensation Committee as having been met.

A Revenue Goal and a Stock Price Goal that are matched together can be achieved at different points in time and vesting will occur at the later of the achievement certification dates for such Revenue Goal and Stock Price Goal. Subject to any applicable clawback provisions, policies or other forfeiture terms described in the 2021 CEO Performance Award, once a goal is achieved, it is forever deemed achieved for determining the vesting of a tranche.

There is no automatic acceleration of vesting of the 2021 CEO Performance Award upon a future “change in control,” but any tranches that are unvested as of the date of the change in control will vest upon the change in control if the Stock Price Goal related to that tranche is achieved (the Revenue Goals will be disregarded). For purposes of determining whether any Stock Price Goal has been achieved, the stock price shall equal the greater of (1) the most recent closing price per share immediately prior to the effective time of such change in control, or (2) the per share common stock price (plus the per share of common stock value of any other consideration) received by our stockholders in the change in control. To the extent any tranche of the 2021 CEO Performance Award has not vested prior to the change in control and does not vest in connection with the change of control based on attainment of the relevant Stock Price Goal, as described above, such tranche under the 2021 CEO Performance Award will terminate as of the effective date of the change in control.

As stated above, during fiscal year 2022, the Compensation Committee closely monitored the Company’s performance and the CEO’s performance against not only the key metrics of the 2021 CEO Performance Award, but also the objectives of the 2021 CEO Performance Award, for alignment with stockholder value and stockholder interests. The Compensation Committee designed the 2021 CEO Performance Award to be a challenging long-term incentive for future performance, and the Compensation Committee noted in particular that the performance thresholds could take many years to achieve, if they can be achieved at all. As of the date of this Proxy Statement, the 2021 CEO Performance Award has been earned and is exercisable at a per share price of $45 with respect to 600,000 shares.

FY2022 Performance Program for Other Named Executive Officers

Overview

On March 26, 2022, after consultations with Mr. Liang, and consideration of input received from the Compensation Committee’s compensation consultant, which included the results of an executive compensation study, the Compensation Committee approved an executive compensation program for fiscal year 2022 for two of the Company’s NEOs, Mr. Weigand (the “CFO Compensation Program”), and Mr. Clegg, (the “SVP Sales Compensation Program”).

The Compensation Committee believes the FY2022 Performance Program for Other Named Executive Officers furthers the Company’s executive compensation philosophy to link compensation to corporate and individual performance. The principal compensation elements of the FY2022 Performance Program for Other Named Executive Officers are:

•A base salary in the form of cash and representing fixed compensation to reward individual performance and contributions (“Base Salary”);

•A fixed bonus component payable in semi-monthly installments in the form of cash and based upon a percentage of Base Salary (the “Fixed Bonus”); and

•A performance-based annual incentive award (“Performance Incentive Award”) which, for Mr. Weigand, is payable 20% in the form of cash (the “Performance Cash”) and 80% in the form of service-based RSUs (the “Performance RSUs”) and, for Mr. Clegg, is payable 50% in the form of Performance Cash and 50% in the form of Performance RSUs. Performance RSUs will generally vest in equal annual installments over a period of approximately four years.

Base Salary

The following table sets forth Base Salaries for Mr. Weigand and Mr. Clegg at the end of each of fiscal year 2021 and 2022:

	Principal Position During Fiscal Year 2022	End of Fiscal Year 2021 Base Salary Rate(1)(2)	End of Fiscal Year 2022 Base Salary Rate(1)(3)	Base Salary % Change
David Weigand	Senior Vice President, Chief Financial Officer and Chief Compliance Officer	$380,000	$465,151	22.4%
Don Clegg	Senior Vice President, Worldwide Sales	$352,000	$403,382	14.6%

(1)The base salary amounts actually paid to each named executive officer for fiscal year 2021 and 2022 are disclosed in the Summary Compensation Table.
(2)For fiscal year 2021, for Mr. Weigand, the salary amount disclosed in the Summary Compensation Table is lower than the amount disclosed in the table above because Mr. Weigand only commenced receiving the amount set forth in the table following his appointment in February 2021 as Senior Vice President, Chief Financial Officer and Chief Compliance Officer.
(3)For fiscal year 2022, salary amounts disclosed in the Summary Compensation Table for each named executive officer are less than the amounts disclosed in the table above because of the adjustments made to Base Salary during fiscal year 2022, which were: for Mr. Weigand, increases to $418,000 effective July 1, 2021, to $434,720 effective March 1, 2022, and to $465,151 effective May 1, 2022; and for Mr. Clegg, increases to $376,640 effective July 1, 2021, to $384,173 effective March 1, 2022, and to $403,382 effective May 1, 2022.

Adjustments to Base Salaries for Mr. Weigand and Mr. Clegg were made several times during fiscal year 2022 after the Compensation Committee considered recommendations from the CEO. Primary factors the Compensation Committee considered in connection with these increases included the following:

•Analyses provided in the compensation study for fiscal year 2022 that indicated that base salaries for such executive officers were generally below the 25th percentile in the market; and

•Consideration of inflationary market conditions in the second half of fiscal year 2022.

In addition, while not participating in the FY2022 Performance Program for Other Named Executive Officers, Mr. George Kao, another named executive officer, also received several adjustments to his base salary rate during fiscal year 2022 based upon the same factors the Compensation Committee considered for each of Mr. Weigand and Mr. Clegg. During fiscal year 2022, Mr. Kao’s base salary rate increased from $325,728 as of the end of fiscal to 2021 to $345,272 effective July 1, 2021, to $355,630 effective March 1, 2022, and to $373,411 effective May 1, 2022, an aggregate increase of 14.6% during fiscal year 2022.

Fixed bonus component

Under the FY2022 Performance Program for Other Named Executive Officers, Mr. Weigand and Mr. Clegg receive a fixed bonus component payable in semi-monthly installments in the form of cash, which is based upon a percentage of Base Salary (the “Fixed Bonus”). The Compensation Committee included the Fixed Bonus as a part of the FY2022 Performance Program for Other Named Executive Officers for their continued achievements and contributions to the Company.

The Fixed Bonus percentage of Base Salary for fiscal year 2022 were 30% for Mr. Weigand and 25% for Mr. Clegg and were payable effective October 1, 2021 (the “Fixed Bonus Effective Date”). The aggregate cash compensation for these two officers, based on their base salaries effective on July 1, 2022, and the Fixed Bonus percentages, was determined to still be less than the market 50th percentile for comparable positions. The following table sets forth the total amount of Fixed Bonus received by such persons for fiscal year 2022:

	Principal Position During Fiscal Year 2022	Fiscal Year 2022 Fixed Bonus Received(1)
David Weigand	Senior Vice President, Chief Financial Officer and Chief Compliance Officer	$ 94,050(2)
Don Clegg	Senior Vice President, Worldwide Sales	$ 70,620

(1)The Fixed Bonus percentages were applied to the Base Salaries of Mr. Weigand and Mr. Clegg that were effective as of July 1, 2021, which were $418,000 and $376,640, respectively.
(2)In addition to the Fixed Bonus amount, Mr. Weigand also received during fiscal year 2022 a $10,000 per month fixed cash bonus for the months of July, August, and September 2021 (aggregating $30,000) under his short-term bonus program that was in place prior to the Fixed Bonus Effective Date (the “Prior Fiscal Year Bonus Program”).

Mr. George Kao, another named executive officer, does not participate in the FY2022 Performance Program for Other Named Executive Officers, but during fiscal year 2022 was eligible for the Company’s regular semi-annual bonus payouts available to employees pursuant to which he received $4,980.

Performance Incentive Award

Description of Performance Incentive Award. Under the Performance Incentive Award portion of the FY2022 Performance Program for Other Named Executive Officers, participants have the ability to earn Performance Incentive Awards annually, based upon the achievement of certain specified objective metrics (“key performance indicators” or “KPIs”) and the CEO’s subjective evaluation of each participant’s performance during the fiscal year. Any Performance Incentive Awards earned by Mr. Weigand are payable 20% in cash and 80% in Performance RSUs, and any Performance Incentive Awards earned by Mr. Clegg are payable 50% in cash and 50% in Performance RSUs. The cash portion of the award is paid out promptly after the amount of any Performance Incentive Award is determined and approved by the Compensation Committee following the end of the fiscal year, and the Performance RSUs are granted at approximately the same time. The number of Performance RSUs granted to the participants is determined by dividing the value of the Performance RSU portion of the Performance Incentive Award by an average closing price of our stock, as described in more detail below. These Performance RSUs generally vest in equal annual installments over a period of four years from the first day of the new fiscal year, so long as the individual continues to be employed. Performance RSUs are capped at no more than 250,000 RSUs for each of Messrs. Weigand and Clegg for the annual award. In addition:

•The amount of the earned Performance Incentive Award is determined as a multiple (the “Multiple”) of a base incentive target (calculated as a set percentage of Base Salary) set for each participant (the “Base Incentive Target”).

•The Base Incentive Target for fiscal year 2022 was set at 10% of Base Salary for each of Messrs. Weigand and Clegg.

•Each KPI and the CEO’s subjective evaluation of performance contribute to the calculation of the Multiple, which is applied to the Base Incentive Target to determine the total amount of the earned Performance Incentive Award:

◦For Mr. Weigand, the KPIs for fiscal year 2022 were based upon:

•Percentage appreciation in Company stock price from June 30, 2021, to June 30, 2022, with a 100% increase in the stock price counting as 1.00 towards determination of the final aggregate Multiple; and

•This KPI is “double weighted” meaning that such percentage increase in stock price is then multiplied by two, and that resulting percentage is then used in the calculation of the aggregate Multiple as described above and illustrated below; and

•Percentage increase in number of long-term investors in the Company from June 30, 2021, to June 30, 2022, with a 100% increase in the number of long-term investors counting as 1.00 towards the determination of the final aggregate Multiple; and

•Such KPI is also “double weighted” meaning that such percentage increase is multiplied by two, and that resulting percentage is then used in the calculation of the aggregate Multiple as described above and illustrated below.

◦For Mr. Weigand, an individual performance evaluation rating (on a scale from 1.0 to 5.0) was also given by the CEO for the fiscal year, with each 1.00 of rating counting as 1.00 towards determination of the final aggregate Multiple.

The various scores arising from these KPI results, and the performance evaluation are then added together to determine the final aggregate Multiple that is applied to the Base Incentive Target to determine the value of the Performance Incentive Award. For these purposes, long-term investors (defined as investors who typically hold stocks for periods longer than one year) in the Company are defined as either (1) a new long-term investor with at least 100,000 shares (which represents approximately about 0.2% of the total number of shares outstanding) accumulated during fiscal year 2022 or (2) an existing long-term investor who had increased its holdings by at least 50% during fiscal year 2022; provided, however, that index funds, hedge funds, and broker-dealers are excluded from the definition of long-term investors.

◦For Mr. Clegg, the KPIs for fiscal year 2022 are based upon:

•Percentage appreciation in Company stock price from June 30, 2021, to June 30, 2022, with a 100% increase in the stock price counting as 1.00 towards determination of the final aggregate Multiple (and the KPI is not double-weighted, in Mr. Clegg’s case);

•Percentage increase in worldwide revenue from the prior fiscal year, with a 100% increase in revenue counting as 1.00 towards determination of the final aggregate Multiple; and

•This KPI is “double weighted” meaning that such percentage increase in worldwide revenue is then multiplied by two, and that resulting percentage is then used in the calculation of the aggregate Multiple as described above and illustrated below; and

•Percentage increase in worldwide net profit from the prior fiscal year, with a 100% increase in worldwide net profit counting as 1.00 towards determination of the final aggregate Multiple; and

•Such KPI is “double weighted” meaning that such percentage increase in worldwide net profit is then multiplied by two, and that resulting percentage is then used in the calculation of the aggregate Multiple as described above and illustrated below.

◦For Mr. Clegg, an individual performance evaluation rating (on a scale from 1.0 to 5.0) was also given by the CEO for the fiscal year, with each 1.00 of rating counting as 1.00 towards determination of the final aggregate Multiple.

The various scores arising from these KPI results, and the performance evaluation are then added together to determine the final aggregate Multiple that is applied to the Base Incentive Target to determine the value of the Performance Incentive Award.

For each of Mr. Weigand and Mr. Clegg, a decrease in stock price, number of long-term investors, worldwide revenue, and/or worldwide net profit from the prior fiscal year (as may be applicable) results in a multiple of zero for that KPI for purposes of determining the aggregate Multiple. For these purposes, worldwide revenue is defined as our net sales for the fiscal year as reported in our consolidated financial statements and worldwide net profit is defined as our non-GAAP income from operations for the fiscal year as reported in our earnings materials.

Performance Cash is paid in the next payroll cycle following the Compensation Committee’s certification and approval of the calculation of the Performance Incentive Award after the end of the fiscal year.

Performance RSUs are to be granted to the respective participating officer on a grant date within 10 days of the Compensation Committee’s certification and approval of the results of the Performance Incentive Award (the “Grant Date”), but in no event later than August 31, 2022, subject to the recipient remaining employed with, or otherwise continuing to provide services to, the Company through such Grant Date. The number of Performance RSUs earned will be determined by dividing the value of the portion of the Performance Incentive Award earned thereunder allocated to the Performance RSUs portion by the sixty-trading day average closing stock price of the Company’s common stock as of (and including) the date immediately prior to the Grant Date (rounded to the nearest whole RSU, and subject to a maximum cap of 250,000 RSUs for such grant).

Measurement of Fiscal Year 2022 Performance against the Performance Incentive Award. The following sets forth the determination of the Performance Incentive Award based upon fiscal year 2022 performance for Mr. Weigand:

Performance Measure	Achievement	Weighting Factor	Final Weighted Score
Stock Price Increase KPI	14.7% (or 0.147)	2X	0.294
Long-Term Investor Increase KPI	28.2% (or 0.282)(1)	2X	0.564
Individual Performance Evaluation	5.00(2)	1X	5.00
Total Multiple			5.858
Base Incentive Target			$41,800
Final Earned Performance Incentive Award Value			$244,865
Performance Cash Payout Value (20%)			$48,973
Performance RSUs Payout Value (80%)			$195,892
Number of Performance RSUs Granted in August 2022(3)			3,752

(1)Utilizing the definition of long-term Investor specified above, it was determined the number of Long Term Investors increased from 39 to 50 during fiscal year 2022.
(2)Based upon the CEO’s evaluation. Due in part to efforts from Mr. Weigand, the Company exceeded the financial targets which had been set for the year.
(3)The average 60-trading day closing stock price as of and including August 26, 2022 was $52.21. The grant date was August 29, 2022.

The following sets forth the determination of the Performance Incentive Award based upon fiscal year 2022 performance for Mr. Clegg:

Performance Measure	Achievement	Weighting Factor	Final Weighted Score
Stock Price Increase KPI	14.7% (or 0.147)	1X	0.147
Worldwide Revenue KPI	46.1% (or 0.461)	2X	0.921
Worldwide Net Profit KPI	138.0% (or 1.293)	2X	2.760
Individual Performance Evaluation	5.00(1)	1X	5.00
Total Multiple			8.828
Base Incentive Target			$37,664
Final Earned Performance Incentive Award Value			$332,499
Performance Cash Payout Value (50%)			$166,250
Performance RSUs Payout Value (50%)			$166,250
Number of Performance RSUs Granted in August 2022(2)			3,184

(1)Based upon the CEO’s evaluation. Due in part to efforts from Mr. Clegg, the Company exceeded the financial targets which had been set for the year.
(2)The average 60-trading day closing stock price as of and including August 26, 2022 was $52.21. The grant date was August 29, 2022.

Other Equity-Based Incentive Compensation

While participants in the FY2022 Performance Program for Other Named Executive Officers are eligible to receive performance-based awards under the Performance Incentive Award portion of such program, such persons also continue to be eligible to receive other equity-based incentive compensation, along with our other named executive officers and other persons eligible for awards under the 2020 Equity and Incentive Compensation Plan. In continuing to award other equity-based incentive compensation to participants in the FY2022 Performance Program for Other Named Executive Officers, the Compensation Committee noted that the compensation study presented in August 2021 indicated that the historical level of equity awards made had low retention power, and that equity vehicles that included a mix of both time-based RSUs and PRSUs should be considered. As a result, the Compensation Committee elected to continue its practice of making regular periodic refresh grants of time-based equity incentives of both RSUs and options to the named executive officers participating in the FY2022 Performance Program for Other Named Executive Officers.

For such named executive officers participating in the FY2022 Performance Program for Other Named Executive Officers, the Compensation Committee views stock options and other equity-based awards as an important component of the total compensation. We believe that equity-based awards also align the interests of a named executive officer with those of our stockholders. They also provide named executive officers a significant, long-term interest in our success and help retain key named executive officers in a competitive market for executive talent. The 2020 Equity and Incentive Compensation Plan authorized the Compensation Committee to grant stock options and other equity-based awards to eligible named executive officers. The number of shares owned by, or subject to equity-based awards held by, each named executive officer is periodically reviewed and additional awards are considered based upon a generalized assessment of past performance, expected future performance and the relative holdings of executive officers. In addition to equity-based awards made in connection with events such as promotions, the Compensation Committee has historically granted refresh equity awards to employees (including executive officers) on a two-year cycle.

For fiscal year 2022, which commenced July 1, 2021, in addition to the Performance RSUs discussed above under “—Performance Incentive Award,” the Compensation Committee determined to provide the awards of service-based stock options and RSUs to named executive officers as outlined in the table below.

	Type of Award	Quantity (at Target) of Award	Rationale for Providing the Award
David Weigand(1)	Stock options	30,000	Special grant
	Stock options	9,500	Refresh grant
	RSUs	4,280	Refresh grant
Don Clegg	Stock options	3,630	Refresh grant
	RSUs	1,630	Refresh grant
George Kao	Stock options	—	—
	RSUs	—	—
(1) Mr. Weigand received a special stock option award with 2-year vesting.

Stock Options. In general, the Compensation Committee uses stock options to directly align the compensation interests of participating named executive officers with the investment interests of our stockholders. The stock options described above for each of Messrs. Weigand and Clegg were granted on May 5, 2022 with a 10-year term and an exercise price equal to the closing market price of our common stock on the grant date ($53.04). Subject to the continued service of such named executive officers, the stock options vest and become exercisable at the rate of 25% of the shares on May 5, 2023, and then an additional 1/16th of the shares at the end of each successive calendar quarter thereafter (excluding the 30,000 stock options granted to Mr. Weigand). The 30,000 stock options for Mr. Weigand vest and become exercisable at the rate of 12.5% of the shares after one quarter, and 1/8th at the end of each successive calendar quarter thereafter. Such award of 30,000 stock options to Mr. Weigand was made to further incent him as a result of his promotion to Chief Financial Officer in February 2021, at which time no additional equity incentive had been awarded to him. The particular size of the stock option grants to each of these named executive officers was determined based upon the recommendation of Mr. Liang which was reviewed and approved by the Compensation Committee.

RSUs. In general, RSUs represent the right to receive a defined number of shares of our common stock subject to the continued employment through the vesting date. The RSUs described above for each of Messrs. Weigand and Clegg were granted on May 5, 2022. Subject to the continued service of such named executive officers, these RSUs vest at the rate of 25% of the total number of units on May 10, 2023, and then an additional 1/16th of the units at the end of each successive calendar quarter thereafter. The particular size of the RSU grants to each of these named executive officers was determined based upon the recommendation of Mr. Liang which was reviewed and approved by the Compensation Committee.

Additional Discretionary Bonuses in FY2022

Prior to the adoption of the FY2022 Performance Program for Other Named Executive Officers and in addition to the Prior Fiscal Year Bonus Program for Mr. Weigand, discretionary bonuses were also paid during fiscal year 2022 to each of Messrs. Weigand, Clegg and Kao. As previously discussed in our Compensation Discussion & Analysis in our 2022 definitive proxy statement, the Board had in September 2021 considered that the Company had made adequate progress in remediating certain material weaknesses in its internal control over financial reporting. At that time, the Board in particular considered the impact of accomplishments of Company employees other than Mr. Liang in achieving this adequate progress (the “Remediation Progress”), and approved establishment of a $2 million discretionary bonus program for Company employees to recognize the Remediation Progress achievement completed in fiscal year 2022. The program was designed specifically to reward the Company’s employees who contributed to such Remediation Progress achievements (the “Discretionary Program”). While the Board had delegated to management authority to administer such Discretionary Program, awards thereunder to persons who were executive officers were subject to the review and approval by the Compensation Committee. Based on Compensation Committee action in October 2021, which included the Compensation Committee considering input on awards under the Discretionary Program to executive officers from the external compensation consultant, Messrs. Weigand, Clegg and Kao received discretionary one-time bonuses in the amounts of $160,000, $150,000 and $40,000, respectively, as a result of their contributions to the Remediation Progress.

In addition, each of Messrs. Weigand, Clegg and Kao received an end of calendar year holiday bonus generally available to employees of $1,000.

Stock Ownership Guidelines

In January 2022, our Board adopted stock ownership guidelines that apply to the Chief Executive Officer and our non-executive directors (the “Guidelines”). Under the Guidelines, the Chief Executive Officer has a target holding of 3x his then-current annual base salary; provided, however, that for so long as the Chief Executive Officer is Mr. Charles Liang, and his then-current annual base salary is less than his annual base salary as in effect immediately prior to the grant of his 2021 CEO Performance Award on March 2, 2021 (which annual base salary was $522,236 (the “Pre-grant CEO Salary”)), then for purposes of determination of the Chief Executive Officer’s target holding, his target shall be three times the Pre-grant CEO Salary. Under the Guidelines, non-employee directors have a target holding of 3x the then-current annual Board member retainer (regardless of whether such director actually receives such retainer). For purposes of determining such target holding for non-employee directors, other director cash fees such as fees for Committee member/chair service or excess per meeting fees are not considered as part of then-current annual Board member retainer.

Under the Guidelines, each target is expected to be attained by the later of (1) five years from the effective date of the Guidelines or (2) five years from the effective date of a covered person’s assumption of the applicable role or responsibilities (or applicable designation as a covered person with a specific stock ownership target by the Compensation Committee) subjecting the covered person to the then-applicable stock ownership target. After the applicable five-year period has concluded, the covered person will be required to retain at least 50% of the common stock received (net of applicable withholding taxes) under our equity awards earned by, vested with respect to or exercised by the covered person if the covered person does not comply with his or her stock ownership target. Once a covered person has initially achieved his or her stock ownership target, the covered person will be considered to continue to be in compliance with the Guidelines unless as of the annual measurement the covered person’s common stock ownership drops to less than 85% of the covered person’s stock ownership target (in which case the covered person will have one year to again achieve compliance with the Guidelines).

Annual compliance with the stock ownership target will be measured, for each fiscal year, at the end of such fiscal year. Compliance with the stock ownership targets at any point in time will be based on the average closing price for the common stock for the immediately prior 60 days. For purposes of determining compliance with the stock ownership target, the following holdings by the covered person and his or her immediate family members sharing his or her household will be considered the equivalent of owning the corresponding applicable underlying common stock: (1) outright ownership of common stock; (2) vested common stock held in retirement or deferred compensation accounts; and (3) service-based restricted share, restricted stock unit and/or deferred share awards regarding common stock (whether or not vested).

As of June 30, 2022, each of the covered persons subject to the Guidelines met his or her stock ownership target, except for Ms. Lin who was appointed as a director in April 2022. Mr. Blair was not a covered person subject to the Guidelines as he was not appointed as a director until December 2022 during fiscal year 2023.

Our insider trading policy prohibits any of our directors, executive officers, employees or contractors from engaging in any transactions in publicly-traded options, such as puts and calls, and other derivative securities, including any hedging or similar transaction, with respect to our common stock.

Stock Retention Policy

We have adopted a stock retention policy which requires that our Chief Executive Officer hold a significant portion of the shares of our common stock acquired under our equity incentive plans for at least 36 months. Generally, under the policy, the Chief Executive Officer must retain at least 50% of all “net” shares received (“net” shares means those shares remaining after the sale or withholding of shares in payment of the exercise price, if applicable, and withholding taxes) for at least 36 months following the date on which an equity award is vested, settled or exercised, as applicable. In addition, in connection with the 2021 CEO Performance Award previously granted to our Chief Executive Officer, the Board required a restriction on the sale of any shares issued upon the exercise of the options associated with such award until March 2, 2024, the third anniversary of the grant date. See “Discussion and Analysis of 2021 CEO Performance Award.”

Recoupment Policy

Prior to calendar year 2023, we established a recoupment policy applicable to our named executive officers (the “Recoupment Policy”). Under the Recoupment Policy, if we are required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements under United States securities laws, the Compensation Committee shall be entitled to have the Company recover from any current or former executive officer any excess incentive-based compensation received by such person during the three-year period prior to the date on which we are required to prepare the restatement. This Recoupment Policy applies to both equity-based and cash-based incentive compensation awards. The “excess incentive-based compensation” is the difference between the actual amount that was paid, and the amount that would have been paid under the restated financial results. We expect in calendar year 2023 to review and revise the Recoupment Policy in connection with final rules regarding recovery of erroneously awarded compensation, as promulgated by the SEC and NASDAQ in 2022 and 2023, respectively.

Other Benefits

Health and Welfare Benefits. Our named executive officers receive the same health and welfare benefits as are offered to our other employees, including medical, dental, vision, life, accidental death and dismemberment and disability insurance coverage, flexible spending account participation and holiday pay. The same contribution amounts, percentages and plan design provisions are applicable to all employees. We offer these health and welfare benefits generally to help provide a competitive compensation package to employees to assist with the attraction, hiring and retention of employees.

Retirement Program. Our named executive officers may participate in the same tax-qualified, employee-funded 401(k) plan that is offered to all our other employees. We do not maintain a supplemental executive retirement plan, nor do we offer any defined benefit retirement plans or other defined contribution plans to our named executive officers. We offer these retirement program benefits generally to help provide a competitive compensation package to employees to assist with the attraction, hiring and retention of employees.

Perquisites. We do not provide perquisites or personal benefits to any of our named executive officers.

Employment Arrangements, Severance and Change of Control Benefits. We have not entered into employment agreements with any of our named executive officers. Each of Messrs. Clegg, Kao and Weigand currently has a signed offer letter which provides for at-will employment. Each such offer letter provides for an initial base salary rate, an initial stock option grant and rights to participate in our employee benefit plans as described above. We do not have any written employment arrangements with Mr. Liang. Other than as described in the following sentence, we do not have any arrangements with any of our named executive officers that provide for any severance or other benefits in the event of termination or change of control of our Company. See also “—Fiscal Year 2022 Potential Payments Upon Termination or Change of Control.” The 2021 CEO Performance Award has certain provisions related to the treatment of such award in the event of a change of control of our Company. See “Discussion and Analysis of 2021 CEO Performance Award.”

Tax and Accounting Considerations. In our review and establishment of named executive officer compensation programs and payments, we consider, but do not place substantial emphasis on, the anticipated accounting and tax treatment of our compensation programs to us and our named executive officers. Among other factors that receive greater consideration are the net costs to us and our ability to effectively administer executive compensation in the short and long-term interests of stockholders.

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), generally limits a Company’s ability to deduct for tax purposes compensation in excess of $1.0 million paid in any single tax year to certain executive officers (and, beginning in 2018, certain former executive officers). We expect to continue to design and maintain executive compensation arrangements that we believe will attract and retain the executive talent that we need to compete successfully, even if in certain cases such compensation is not deductible for federal income tax purposes. In addition, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

We account for equity compensation paid to our employees in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock-Compensation (“ASC Topic 718”), which requires us to estimate and record expenses for each award of equity compensation over the service period of the award.

We intend that our plans, arrangements and agreements will be structured and administered in a manner that complies with (or is exempt from) the requirements of Section 409A of the Code. Participation in, and compensation paid under, our plans, arrangements and agreements may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A. If our plans, arrangements and agreements as administered fail to meet certain requirements under or exemptions from Section 409A, compensation earned thereunder may be subject to immediate taxation and tax penalties.

Summary

The Compensation Committee believes that our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns our named executive officers’ interests with those of our stockholders. The Compensation Committee also believes that the compensation of our named executive officers is both appropriate and responsive to the goal of building stockholder value.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with our management. Based on this review and these discussions, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement.

This report has been furnished by the Compensation Committee.

Sherman Tuan, Chair
Daniel Fairfax
Tally Liu

Fiscal Year 2022 Summary Compensation Table

The following table sets forth information concerning the reportable compensation for our named executive officers for the fiscal years ended 2022, 2021 and 2020, as applicable.

FISCAL YEAR 2022 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)		All Other Compensation ($)	Total ($)
Charles Liang President, Chief Executive Officer and Chairman of the Board	2022	1	—	—	—	—		—	1
	2021	421,785	3,360	—	11,616,000	6,057,526	(6)	—	18,098,671
	2020	423,346	—	—	—	875,635		—	1,298,981

David Weigand Senior Vice President, Chief Financial Officer and Chief Compliance Officer	2022	442,601	285,050	353,404	1,074,005	48,973		—	2,204,033
	2021	367,709	43,360	109,188	113,280	—		—	633,537
	2020	300,347	222,107	—	—	78,970		—	601,424

Don Clegg Senior Vice President, Worldwide Sales	2022	398,470	221,620	183,653	98,700	166,250		—	1,068,693
	2021	362,140	9,990	102,515	106,200	—		—	580,845
	2020	348,459	108,970	—	—	290,581		—	748,010

George Kao Senior Vice President, Operations	2022	364,409	45,980	—	—	—		—	410,389
	2021	333,858	6,273	57,688	60,213	—		—	458,032
	2020	324,807	4,524	68,851	15,288	152,333		—	565,803

(1)Amounts disclosed under "Salary" for fiscal year 2022 include leave pay earned by the named executive officers.
(2)Amounts disclosed under “Bonus” for fiscal year 2022 reflect, as applicable, fixed amount bonuses, special bonuses, profit sharing amounts, holiday bonuses and/or our sales bonus program, all as further described above in the CD&A.
(3)Amounts disclosed for fiscal year 2022 represent the grant date fair values of RSU awards granted during fiscal year 2022 calculated in accordance with ASC Topic 718 and are based on the closing market price of our common stock on the date of grant. Amounts also include the fair values of the RSU portion of Messrs. Weigand and Clegg’s Performance Incentive Award provided for fiscal year 2022, based on probable outcome, as of March 2022. The RSU portion of each award was capped at 250,000 RSUs. The actual number of RSUs earned by Messrs. Weigand and Clegg for their Performance Incentive Awards were granted in early fiscal year 2023, as disclosed in CD&A above.
(4)The amounts disclosed for fiscal year 2022 represent the grant date fair values of the stock option awards calculated in accordance with ASC Topic 718, using the Black Scholes option pricing model. Assumptions used in the calculation of this amount are included in Part II, Item 8, "Financial Statements and Supplementary Data", and Part II, Item 8, Note 13 “Stock-based Compensation and Stockholders’ Equity”, to our consolidated financial statements for fiscal year 2022 included in our Annual Report.
(5)Amounts disclosed for fiscal year 2022 represent payouts of the cash portion of Messrs. Weigand and Clegg’s Performance Incentive Awards, as further described above in CD&A.
(6)As discussed in prior year proxy statements and Annual Reports, in March 2020, Mr. Liang received a special performance-based cash incentive award opportunity. Mr. Liang’s award, for a cash incentive opportunity of up to $8,076,701 (the “Maximum Value”), was specifically linked to Company stock price performance. The applicable stock price performance conditions for the award were achieved during fiscal year 2021 and, as a result, 50% of the Maximum Value (or $4,038,351) was paid to Mr. Liang in fiscal year 2021. However, the Board had discretion to reduce the payout value of the remaining portion of the award under certain circumstances. In September 2021, the Board exercised this discretion and reduced the payout for the remaining portion of the award to 25% of the Maximum Value (or $2,019,175), for a total award payout for 2021 of $6,057,526.

Fiscal Year 2022 Grants of Plan-Based Awards

The following table provides information concerning all plan-based awards granted during fiscal year 2022 to each of our named executive officers, which grants were made under the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan.

FISCAL YEAR 2022 GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Charles Liang	—	—	—	—	—	—	—	—	—	—	—
David Weigand	5/5/2022	—	—	—	—	—	—	—	30,000	53.04	815,700
	5/5/2022	—	—	—	—	—	—	—	9,500	53.04	258,305
	5/5/2022	—	—	—	—	—	—	4,280	—	—	227,011
	3/26/2022	8,360	(2)	—	—	—	—	—	—	—	—
	3/26/2022	—	—	—	(2)	(2)	250,000	—	—	—	126,393
Don Clegg	5/5/2022	—	—	—	—	—	—	—	3,630	53.04	98,700
	5/5/2022	—	—	—	—	—	—	1,630	—	—	86,455
	3/26/2022	18,832	(2)	—	—	—	—	—	—	—	—
	3/26/2022	—	—	—	(2)	(2)	250,000	—	—	—	97,198
George Kao	—	—	—	—	—	—	—	—	—	—	—

(1)Amounts disclosed in this column represent the fair value of the RSU and stock option awards as of the date of grant or award opportunity computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures.
(2)As further described in CD&A, each of Messrs. Weigand and Clegg received a Performance Incentive Award for fiscal year 2022 payable for Mr. Weigand 20% in cash and 80% in Performance RSUs, and payable for Mr. Clegg 50% in cash and 50% in Performance RSUs, which Performance RSUs will vest over four years from July 1, 2022. Based on the design of the Performance Incentive Award, there was essentially no target or maximum cash amount to be earned, and essentially no target number of Performance RSUs to be earned, but the threshold amount of the award was equal to $41,800 for Mr. Weigand and $37,664 for Mr. Clegg, and the award was capped at a payout of no more than 250,000 RSUs. The cash portions earned by Messrs. Weigand and Clegg are reported in the “Non-Equity Incentive Plan Compensation” column of the Fiscal Year 2022 Summary Compensation Table, and the fair values of the RSU portions disclosed in this table, based on probable outcome, as of March 2022 are included in the “Stock Awards” column of the Fiscal Year 2022 Summary Compensation Table. The actual Performance RSUs earned by Messrs. Weigand and Clegg for their Performance Incentive Awards were granted in early fiscal year 2023, as disclosed in CD&A above.

Grants made in fiscal year 2022 are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement. More information concerning the terms of the employment arrangements, if applicable, in effect with our named executive officers during fiscal year 2022 is provided under the "Employment Arrangements, Severance and Change of Control Benefits" under the “Compensation Discussion and Analysis”.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides information concerning the outstanding equity-based awards as of June 30, 2022, held by our named executive officers.

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END TABLE

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(13)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(13)
Charles Liang	231,260	—		—		20.70	1/21/2023	—		—	—	—
	166,750	—		—		35.07	1/19/2025	—		—	—	—
	130,000	—		—		26.95	8/2/2027	—		—	—	—
	200,000	—		800,000.00	(2)	45.00	3/2/2031	—		—	—	—
David Weigand	16,072	—		—		22.10	7/31/2028	—		—	—	—
	3,928	—		—		22.10	7/31/2028	—		—	—	—
	737	3,378	(3)	—		30.33	8/4/2030	—		—	—	—
	3,263	262	(3)	—		30.33	8/4/2030	—		—	—	—
	—	5,127	(4)	—		53.04	5/5/2032	—		—	—	—
	—	4,373	(4)	—		53.04	5/5/2032	—		—	—	—
	—	30,000	(5)	—		53.04	5/5/2032	—		—	—	—
	—	—		—		—	—	1,800	(6)	72,630	—	—
	—	—		—		—	—	4,280	(7)	172,698	—	—
Don Clegg	6,000	—		—		26.75	8/4/2024	—		—	—	—
	4,000	—		—		20.54	8/3/2026	—		—	—	—
	14,679	—		—		22.10	7/31/2028	—		—	—	—
	5,321	—		—		22.10	7/31/2028	—		—	—	—
	737	3,551	(3)	—		30.33	8/4/2030	—		—	—	—
	3,013	199	(3)	—		30.33	8/4/2030	—		—	—	—
	—	3,083	(4)	—		53.04	5/5/2032	—		—	—	—
	—	547	(4)	—		53.04	5/5/2032	—		—	—	—
	—	—		—		—	—	1,690	(6)	68,192	—	—
	—	—		—		—	—	1,630	(7)	65,771	—	—
George Kao	14,840	—		—		26.95	8/2/2027	—		—	—	—
	5,160	—		—		26.95	8/2/2027	—		—	—	—
	2,229	743	(8)	—		13.00	10/30/2028	—		—	—	—
	2,968	—		—		13.00	10/30/2028	—		—	—	—
	1,364	196	(9)	—		20.37	3/27/2030	—		—	—	—
	2,028	3,382	(10)	—		23.74	10/27/2030	—		—	—	—
	—	—		—		—	—	424	(11)	17,108	—	—
	—	—		—		—	—	1,520	(12)	61,332	—	—

(1)Represents the closing stock price per share of our common stock as of June 30, 2022 ($40.35) multiplied by the number of shares underlying RSUs that had not vested as of June 30, 2022.
(2)These stock options are performance-based and shall vest and become exercisable depending upon the degree of satisfaction of both the Stock Price Goals and Revenue Goals discussed above in CD&A. The Stock Price Goals must be achieved on or prior to September 30, 2026, and the Revenue Goals must be achieved on or prior to June 30, 2026. The options may vest in tranches of 200,000 shares each only when coordinating Stock Price Goals and Revenue Goals, respectively, of $45.00 sixty-trading-day-average stock price and $4.0 billion in four-consecutive-fiscal-quarter revenue, $60.00 sixty-trading-day-average stock price and $4.8 billion four-consecutive-fiscal-quarter revenue, $75.00 sixty-trading-day-average stock price and $5.8 billion four-consecutive-fiscal-quarter revenue, $95.00 sixty-trading-day-average stock price and $6.8 billion four-consecutive-fiscal-quarter revenue, and $120.00 sixty-trading-day-average stock price and $8.0 billion four-consecutive-fiscal-quarter revenue, are achieved. The smallest amount of these stock options (threshold) that can be earned based on performance is vested stock options for 200,000 shares for achieving a Stock Price Goal of $45.00 sixty-trading-day-average stock price and a Revenue Goal of $4.0 billion in four-consecutive-fiscal-quarter revenue. During fiscal year 2022, the Compensation Committee certified the vesting of the first 200,000 shares based upon achievement of the $45 Stock Price Goal on August 2, 2022, and $4.0 billion Revenue Goal on March 26, 2022. Subsequently, during fiscal year 2023, the Compensation Committee certified the vesting of the second 200,000 shares and third 200,000 shares based upon achievement of the relevant Stock Price Goals and Revenue Goals. As of the date of this Proxy Statement, the 2021 CEO Performance Award has been earned and is exercisable at a per share price of $45 with respect to 600,000 shares. See “—Compensation Philosophy and Objectives—Our Continued Move Toward Performance-Based Compensation Arrangements” above for a discussion of the Subsequent 2021 CEO Performance Award Vesting Events. These Subsequent 2021 CEO Performance Award Vesting Events will be both discussed further in the CD&A section and will be reflected in the executive compensation tables and narrative disclosure in next year’s proxy statement. For more information about the operation of this award, see “Discussion and Analysis of 2021 CEO Performance Award” above.
(3)These incentive and nonqualified stock options vested at the rate of 25% on May 1, 2021 and vested (or generally will vest) at a rate of 1/16th per quarter thereafter, such that the granted options will be fully vested on May 1, 2024.
(4)These incentive and nonqualified stock options vest at the rate of 25% on May 5, 2023, and 1/16th per quarter thereafter, such that the shares will be fully vested on May 5, 2026.
(5)These nonqualified stock options vest at the rate of 12.5% on August 5, 2022, and 1/8th per quarter thereafter, such that the shares will be fully vested on May 5, 2024.
(6)These RSUs vested at the rate of 25% on May 10, 2021, and vested (or generally will vest) at a rate of 1/16th per quarter thereafter, such that the RSUs will be fully vested on May 10, 2024.
(7)These RSUs vested at the rate of 25% on May 10, 2023, and vested (or generally will vest) at a rate of 1/16th per quarter thereafter, such that the RSUs will be fully vested on May 10, 2026.
(8)These incentive and nonqualified stock options vested at the rate of 25% on October 30, 2019, and vested at a rate of 1/16th per quarter thereafter, such that the granted options fully vested on October 30, 2022.
(9)These nonqualified stock options vested at the rate of 56% on March 27, 2021 and vested at a rate of 6% per quarter thereafter, such that the granted options fully vested on December 27, 2022.
(10)These incentive stock options vested at the rate of 25% on October 27, 2021, and generally will vest at a rate of 1/16th per quarter thereafter, such that the granted options will be fully vested on October 27, 2024.
(11)These RSUs vested at the rate of 63% on May 10, 2021, and vested at a rate of 6% per quarter thereafter, such that the RSUs fully vested on November 10, 2022.
(12)These RSUs vested at the rate of 25% on November 10, 2021, and generally will vest at a rate of 1/16th per quarter thereafter, such that the RSUs will be fully vested on November 10, 2024.
(13)As further described in CD&A, as of the end of fiscal year 2022, each of Messrs. Weigand and Clegg participated in a Performance Incentive Award for fiscal year 2022 payable for Mr. Weigand 20% in cash and 80% in Performance RSUs, and payable for Mr. Clegg 50% in cash and 50% in Performance RSUs, which Performance RSUs will vest over four years from July 1, 2022. Based on the design of the Performance Incentive Award, there was essentially no target number of Performance RSUs to be earned, but the award was capped at a payout of no more than 250,000 RSUs. The actual Performance RSUs earned by Messrs. Weigand and Clegg for their Performance Incentive Awards were granted in early fiscal year 2023, as disclosed in CD&A above, and will appear in this table in subsequent years.

Fiscal Year 2022 Option Exercises and Stock Vested

The following table sets forth the dollar amounts realized by each of our named executive officers pursuant to the exercise or vesting of equity-based awards during fiscal year 2022.

FISCAL YEAR 2022 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Charles Liang	—	—	—	—
David Weigand	—	—	3,400	147,097
Don Clegg	6,800	244,607	2,345	101,384
George Kao	—	—	1,754	76,487

(1)     The value disclosed in this column is based on the difference between the price of our common stock at the time of exercise and the exercise price.
(2)     The values disclosed in this column are based on the closing price of our common stock on the date of vesting, multiplied by the gross number of shares vested.

Fiscal Year 2022 Pension Benefits and Nonqualified Deferred Compensation

We do not provide any nonqualified deferred compensation arrangements or pension plans. As such, the Pension Benefits disclosure and Nonqualified Deferred Compensation disclosure for fiscal year 2022 are omitted from this Proxy Statement.

Fiscal Year 2022 Potential Payments Upon Termination or Change of Control

Other than as set forth below or described elsewhere in this Item 11, “Executive Compensation,” we do not currently, and did not during fiscal year 2022 have, any arrangements with any of our named executive officers that provide for any additional or enhanced severance or other compensation or benefits in the event of termination or change of control of our Company.

Other than with respect to the 2021 CEO Performance Award, the Company’s stock option agreements generally provide for three months of exercise of vested options after termination of service, one year of exercise after disability, and one year of exercise after death. The 2021 CEO Performance Award has certain provisions related to the treatment of such award in the event of a change of control of our Company. See “Discussion and Analysis of 2021 CEO Performance Award.” None of the tranches under the 2021 CEO Performance Award would have been earned thereunder for a change in control occurring on June 30, 2022 (based on the closing stock price of $40.35 on such date, plus an assumption that any aggregate consideration per share in a hypothetical change of control occurring on such date would have been less than $45), and therefore there is no change in control value attributed to the award for a hypothetical change of control situation.

Fiscal Year 2022 Chief Executive Officer Pay Ratio

For fiscal year 2022, the ratio of the annual total compensation of Mr. Liang, our Chief Executive Officer (“2022 CEO Compensation”), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Mr. Liang (“2022 Median Annual Compensation”), was 0.10 (or one-tenth) to 1. For purposes of this pay ratio disclosure, 2022 CEO Compensation was determined to be $8,124 which represents the total compensation reported for Mr. Liang under the “Fiscal Year 2022 Summary Compensation Table,” plus the Company’s contribution to certain non-discriminatory group health and welfare benefits provided to Mr. Liang. The 2022 Median Annual Compensation for the identified median employee was determined to be $80,413, also including the Company’s contribution to the same non-discriminatory group health and welfare benefits provided to the median employee. Please see the CD&A above for more information about Mr. Liang’s compensation arrangements in place for fiscal year 2022, which included participation in the 2021 CEO Performance Award.

Due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this pay ratio disclosure is a reasonable estimate.

To identify the median employee, we examined our total employee population as of June 30, 2021 (the “Determination Date”). We included all 2,367 U.S. full-time, part-time, seasonal and temporary employees of the Company and our consolidated subsidiaries. We also included all 1,665 full-time, part-time, seasonal and temporary employees of the Company and our consolidated subsidiaries in The Netherlands and Taiwan. We excluded independent contractors and “leased” workers. We also excluded all our employees in European countries, which together represented approximately 1% of our total employees worldwide (4,155 individuals), which countries consisted of France (8 individuals), Germany (13 individuals), Italy (5 individuals), Spain (1 individual) and United Kingdom (15 individuals). We also excluded all our employees in China (46 individuals), Japan (30 individuals), and South Korea (5 individuals), which together represented an additional approximately 2% of our total employees worldwide. Our analysis identified 4,032 individuals who were not excluded.

To determine the median of the annual total compensation of all of such employees, other than Mr. Liang, we generally reviewed compensation for the period beginning on July 1, 2020, and ending on the Determination Date. We totaled, for each included employee other than Mr. Liang, base earnings (salary, hourly wages and overtime, as applicable) and cash bonuses paid during the measurement period, plus the Company’s contribution to group health and welfare benefits. We did not use any statistical sampling or cost-of-living adjustments for those purposes. A portion of our employee workforce (full-time and part-time) worked for less than the full fiscal year (due to mid-measurement period start dates, disability status or similar factors, etc.). In determining the median employee, we generally annualized the total compensation for such individuals other than temporary or seasonal employees (but avoided creating full-time equivalencies) based on reasonable assumptions and estimates relating to our employee compensation program.

In calculating our Chief Executive Officer pay ratio for fiscal year 2022, we did not go through a renewal of the process (described above) of identifying a median employee as was conducted for fiscal year 2021. This is because we believe that there has been no change in our employee population or employee compensation arrangements during fiscal year 2022 that would result in a significant change to our Chief Executive Officer pay ratio disclosure. However, due to a change in the circumstances of the median employee that was identified as of the Determination Date (the “Original Median Employee”), as such Original Median Employee departed from the Company during the course of fiscal year 2022, it was no longer appropriate to use the Original Median Employee for these pay ratio purposes. As a result, for fiscal year 2022, we used another employee whose compensation was substantially similar to the Original Median Employee based on the compensation measures discussed above used to select the Original Median Employee.

Compensation Program Risk Assessment

We have assessed our compensation programs for fiscal year 2022 and have concluded that risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us. We concluded that our compensation policies and practices do not encourage excessive or inappropriate risk-taking. We believe our programs are appropriately designed to encourage our employees to make decisions that result in positive short-term and long-term results for our business and our stockholders.

DIRECTOR COMPENSATION
2022 Director Compensation

Under our director compensation policy, we reimburse non-employee directors for reasonable expenses in connection with attendance at Board and committee meetings. Charles Liang and Sara Liu, who are employees and also serve as directors, do not receive any additional compensation from us specifically for their service as directors.

For their service during fiscal year 2022, our non-employee directors received an annual retainer of $60,000, payable quarterly in cash. In addition, the Chairperson of our Audit Committee received an additional annual retainer of $30,000 and the Chairperson of each of our Compensation Committee and our Governance Committee received an additional annual retainer of $20,000 and $15,000, respectively, in each case payable quarterly in cash. Each director serving in a non-chairperson capacity on our Audit Committee received an additional annual retainer of $15,000, each director serving in a non-chairperson capacity on our Compensation Committee received an additional annual retainer of $10,000 and each director serving in a non-chairperson capacity on our Governance Committee received an additional annual retainer of $7,500, in each case payable quarterly in cash. Finally, non-employee directors were entitled to $2,000 per meeting for each meeting attended in excess of (1) the regular meetings of the Board and (2) up to 10 additional meetings beyond such regular meetings, provided that notice of the meeting was properly given, a quorum was present, and the meeting was recorded (“Excess Meetings”). During fiscal year 2022, each of Messrs. Chan, Fairfax and Liu attended six Excess Meetings. Each of Ms. Lin, Ms. Tseng and Mr. Tuan did not attend any Excess Meetings during fiscal year 2022. Mr. Robert Blair was appointed to the Board during fiscal year 2023 in December 2022.

Our director compensation policy also provides for annual RSU grants to the non-employee directors with a value equal to $220,000, with the ultimate number of RSUs granted based on our closing stock price on the date of grant. For fiscal year 2022, we made such grants for non-employee director service under the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan on August 3, 2021, to such persons serving on such date, which grants had a vesting date of June 30, 2022. Ms. Saria Tseng, a non-employee director, was a recipient of such grants and served during fiscal year 2022 until the expiration of her term of office at our annual general meeting of stockholders on May 18, 2022. Prior to the end of her service, the Compensation Committee exercised discretion to accelerate the vesting date of the awards granted to her to May 18, 2022. Awards granted to the other non-employee directors vested on June 30, 2022.

Ms. Judy Lin was appointed as a non-employee director on April 1, 2022. In connection with her appointment, Ms. Lin received during fiscal year 2022 a pro-rated portion of the annual non-employee director retainer and, on April 1, 2022, an RSU grant with a value equal to a pro-rated portion of $220,000 with a vesting date of June 30, 2022.

The following table shows for fiscal year 2022 certain information with respect to the compensation of all of our non-employee directors who served in such capacities during fiscal year 2022:

FISCAL YEAR 2022 DIRECTOR COMPENSATION(1)

Name	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)(5)		All Other Compensation ($)(7)	Total ($)
Daniel Fairfax	87,000	219,969		180	307,149
Judy Lin(2)	16,875	54,832		180	71,887
Saria Tseng(3)	68,345	245,985	(6)	180	314,510
Sherman Tuan	87,500	219,969		180	307,649
Shiu Leung (Fred) Chan	88,750	219,969		180	308,899
Tally Liu	103,786	219,969		180	323,935

(1)Mr. Robert Blair was appointed to the Board in December 2022, and is therefore omitted from the table as he did not receive director compensation until fiscal year 2023.
(2)Ms. Judy Lin was appointed to the Board in April 2022.
(3)Ms. Saria Tseng served as a director until May 18, 2022.

(4)This column consists of annual director fees, non-employee committee chairman fees, and other committee member fees, in each case earned for fiscal year 2022.
(5)The dollar amounts in this column represent the aggregate grant date fair values of the RSU awards granted during fiscal year 2022 calculated in accordance with ASC Topic 718. Assumptions used in the calculation of the grant date fair value amounts are included in Part II, Item 8, "Financial Statements and Supplementary Data", and Item II, Part 8, Note 13, “Stock-based Compensation and Stockholders’ Equity” to our consolidated financial statements for fiscal year 2022 included in the Annual Report. Each grant of 5,807 RSUs to each of the directors other than Ms. Lin had a grant date fair value of $37.88 per share, and Ms. Lin’s grant of 1,446 RSUs had a grant date fair value of $37.92 per share.
(6)The value disclosed in this row under the “Stock Awards” column also reflects, for Ms. Tseng, the modification fair value of $42.36 per share for the acceleration of the vesting date of her fiscal year 2022 RSU grant from June 30, 2022, to May 18, 2022. This acceleration was approved because Ms. Tseng was a recipient of such grants and served during fiscal year 2022 until the expiration of her term of office at our annual general meeting of stockholders on May 18, 2022.
(7)Value of Company Christmas gift.

The table below sets forth the aggregate number of shares underlying stock and option awards held by our non-employee directors as of June 30, 2022. Mr. Robert Blair was appointed to the Board during fiscal year 2023 in December 2022, and is therefore omitted from the table.

Name	Stock Awards (1)	Option Awards
Daniel Fairfax	—	—
Judy Lin	—	—
Saria Tseng	—	27,000
Sherman Tuan	—	5,000
Shiu Leung (Fred) Chan	—	—
Tally Liu	—	—

(1)For fiscal year 2022, we made grants for non-employee director service under the Super Micro Computer, Inc. 2020 Equity and Incentive Compensation Plan on August 3, 2021, to such persons serving on such date, which grants had a vesting date of June 30, 2022. Ms. Saria Tseng, a non-employee director, was a recipient of such grants and served during fiscal year 2022 until the expiration of her term of office at our annual general meeting of stockholders on May 18, 2022. Prior to the end of her service, the Compensation Committee exercised discretion to accelerate the vesting date of the awards granted to her to May 18, 2022. Awards granted to the other non-employee directors vested on June 30, 2022. As a result, because all such awards had vested, there are no shares underlying stock awards for such persons as of June 30, 2022.

EQUITY COMPENSATION PLAN INFORMATION
We currently maintain three compensation plans that provide for the issuance of our Common Stock to officers and other employees, directors and consultants. These plans consist of the 2006 Equity Incentive Plan, the 2016 Equity Incentive Plan and the 2020 Equity and Incentive Compensation Plan. All three of these plans have been approved by our stockholders. We no longer grant any equity-based awards under the 2006 Equity Incentive Plan or the 2016 Equity Incentive Plan. On May 18, 2022, our stockholders approved an amendment and restatement of our 2020 Equity and Incentive Compensation Plan (the “2020 Plan”) which (among other things) made available for awards under the 2020 Plan an additional 2,000,000 shares of our common stock. The following table sets forth information regarding outstanding options and RSUs and shares reserved and remaining available for future issuance under the foregoing plans as of June 30, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(c)(4)
Equity compensation plans approved by security holders	6,190,489	$29.99	3,604,025
Equity compensation plans not approved by security holders	—		—
Total	6,190,489		3,604,025

(1)This number includes 4,311,416 shares subject to outstanding options and 1,879,073 shares subject to outstanding RSU awards.
(2)The weighted average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs which have no exercise price.
(3)The weighted-average remaining contractual term of our outstanding options as of June 30, 2022 was 5.6 years.
(4)All of these shares may be issued with respect to award vehicles other than just stock options or other rights to acquire shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Procedures for Approval of Related Person Transactions

Pursuant to our Audit Committee charter, the Audit Committee has the responsibility for the review and approval of any related person transactions; provided that if the matter or transaction involves employment or compensation terms for services to our company, including retention or payment provisions relating to expert services, then it is presented to the Compensation Committee. In approving or rejecting a proposed transaction, or a relationship that encompasses many similar transactions, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee approves only those transactions that, in light of known circumstances are not inconsistent with our best interests, as the Audit Committee determines in the good faith exercise of its discretion. In addition, we annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions as such term is defined by SEC rules and regulations. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Transactions with Related Parties, Promoters and Certain Control Persons

Director and Officer Indemnification

We have entered into agreements to indemnify our directors and executive officers to the fullest extent permitted under Delaware law. In addition, our certificate of incorporation contains provisions limiting the liability of our directors and our bylaws contain provisions requiring us to indemnify our officers and directors.

Equity-Based Awards

Please see the “Grants of Plan-Based Awards” table and the “Director Compensation” table above for information on stock option and restricted stock unit grants to our directors and named executive officers in fiscal year 2022.

Employment Relationships

As of June 30, 2022, Hung-Fan (Albert) Liu, who is a brother of Sara Liu, our Co-Founder and Senior Vice President and a director, is employed in our operations organization in San Jose, California. Mr. Liu received total compensation of approximately $376,563 in fiscal year 2022. The total compensation includes salary, bonus and equity awards.

As of June 30, 2022, Shao Fen (Carly) Kao, who is a sister-in-law of Sara Liu, our Co-Founder and Senior Vice President and a director, is employed in our information systems organization in San Jose, California. Ms. Kao received total compensation of approximately $175,042 in fiscal year 2022. The total compensation includes salary, bonus and equity awards.

As of June 30, 2022, Sara Liu, who is Charles Liang's spouse and is related to Mr. Liu and Ms. Kao as outlined above, is a Co-Founder, Senior Vice President, and director of the Company, and received total compensation of approximately $1,270,946 in fiscal year 2022. The total compensation includes equity gain of $841,939 (principally from the exercise of stock options), in addition to salary and bonus.

In August 2022, Bill Liang, who is the son of Sara Liu and Charles Liang and nephew of Bill Liang, who serves as the Chief Executive Officer of Compuware, commenced employment in our systems engineering organization in San Jose, California. Bill Liang’s annual base salary rate is $83,000. In October 2022, Bill Liang received an equity award of time-based restricted stock units with a market value of approximately $47,000 on the date of grant.

Transactions with Ablecom and Compuware

We have entered into a series of agreements with Ablecom Technology Inc. ("Ablecom"), a Taiwan corporation, and one of its affiliates, Compuware Technology, Inc ("Compuware"). Ablecom’s ownership of Compuware is below 50% but Compuware remains a related party as Ablecom still has significant influence over the operations. Ablecom’s Chief Executive Officer, Steve Liang, is the brother of Charles Liang, our President, Chief Executive Officer and Chairman of the Board. Steve Liang and his family members owned approximately 28.8% of Ablecom’s stock and Charles Liang and his spouse, Sara Liu, who is also an officer and director of our company, collectively owned approximately 10.5% of Ablecom’s capital stock as of June 30, 2022. Bill Liang, a brother of both Charles Liang and Steve Liang, is a member of the Board of Directors of Ablecom. Bill Liang is also the Chief Executive Officer of Compuware, a member of Compuware’s Board of Directors and a holder of a significant equity interest in Compuware. Steve Liang is also a member of Compuware’s Board of Directors and is an equity holder of Compuware. Neither Charles Liang nor Sara Liu own any capital stock of Compuware and the Company does not own any of Ablecom or Compuware's capital stock.

We have entered into a series of agreements with Ablecom, including multiple product development, production and service agreements, product manufacturing agreements, manufacturing services agreements and lease agreements for warehouse space.

Under these agreements, we outsource a portion of our design activities and a significant part of our server chassis manufacturing of components such as server chassis to Ablecom. Ablecom agrees to design products according to our specifications. Additionally, Ablecom agrees to build the tools needed to manufacture the products. We have agreed to pay for the cost of chassis and related product tooling and engineering services and will pay for those items when the work has been completed.

We entered into a distribution agreement with Compuware, under which we appointed Compuware as a non-exclusive distributor of our products in Taiwan, China and Australia. We believe that the pricing and terms under the distribution agreement are similar to the pricing and terms of distribution arrangements we have with similar third-party distributors.

We have also entered into a series of agreements with Compuware, including a multiple product development, production and service agreements, product manufacturing agreements, and lease agreements for office space. Under these agreements, we outsource to Compuware a portion of our design activities and a significant part of our manufacturing of components, particularly power supplies. With respect to design activities, Compuware generally agrees to design certain agreed-upon products according to our specifications, and further agrees to build the tools needed to manufacture the products. We pay Compuware for the design and engineering services, and further agree to pay Compuware for the tooling.

We retain full ownership of any intellectual property resulting from the design of these products and tooling. With respect to the manufacturing aspects of the relationship, Compuware purchases most of materials needed to manufacture the power supplies from outside markets and uses these materials to manufacture the products and then sell to us. We review and frequently negotiate with Compuware the prices of the power supplies that we purchase from Compuware. Compuware also manufactures motherboards, backplanes and other components used on our printed circuit boards. We sell to Compuware most of the components needed to manufacture the above products. Compuware uses these components to manufacture and then sells back the products to us at a purchase price equal to the price at which we sold the components to Compuware, plus a “manufacturing value added” fee and other miscellaneous material charges and costs. We frequently review and negotiate with Compuware the amount of the “manufacturing value added” fee that will be included in the price of the products we purchase from Compuware.

Ablecom’s sales to us comprise a substantial majority of Ablecom’s net sales. For fiscal years ended June 30, 2022, 2021 and 2020, we purchased products from Ablecom totaling $192.4 million, $122.2 million and $152.5 million, respectively. Amounts owed to Ablecom by us as of June 30, 2022, 2021 and 2020, were $46.0 million, $41.2 million and $40.1 million, respectively. For the fiscal years ended June 30, 2022, 2021 and 2020, we paid Ablecom $8.3 million, $8.6 million and $7.6 million, respectively, for design services, tooling assets and miscellaneous costs.

Compuware’s sales of our products to others comprise a majority of Compuware’s net sales. For fiscal years ended June 30, 2022, 2021 and 2020, we sold products to Compuware totaling $26.1 million, $27.9 million and $23.9 million, respectively. Amounts owed to us by Compuware as of June 30, 2022, 2021 and 2020, were $20.0 million, $18.4 million and $14.3 million, respectively. The price at which Compuware purchases the products from us is at a discount from our standard price for purchasers who purchase specified volumes from us. In exchange for this discount, Compuware assumes the responsibility to install our products at the site of the end customer and administers first-level customer support. For the fiscal years ended June 30, 2022, 2021 and 2020, we purchased products from Compuware totaling $170.3 million, $113.4 million and $130.6 million, respectively. Amounts we owed to Compuware as of June 30, 2022, 2021 and 2020 were $60.0 million, $46.4 million and $46.5 million, respectively. For the fiscal years ended June 30, 2022, 2021 and 2020, we paid Compuware $1.5 million, $1.8 million and $1.2 million, respectively, for design services, tooling assets and miscellaneous costs.

Our exposure to financial loss as a result of our involvement with Ablecom is limited to potential losses on our purchase orders in the event of an unforeseen decline in the market price and/or demand for our products such that we incur a loss on the sale or cannot sell the products. Our outstanding purchase orders to Ablecom were $36.0 million, $40.2 million and $23.2 million at June 30, 2022, 2021 and 2020, respectively, representing the maximum exposure to financial loss. We do not directly or indirectly guarantee any obligations of Ablecom, or any losses that the equity holders of Ablecom may suffer.

Our exposure to financial loss as a result of our involvement with Compuware is limited to potential losses on our purchase orders in the event of an unforeseen decline in the market price and/or demand for our products such that we incur a loss on the sale or cannot sell the products. Our outstanding purchase orders to Compuware were $44.3 million, $71.0 million and $45.7 million at June 30, 2022, 2021 and 2020, respectively, representing the maximum exposure to financial loss. We do not directly or indirectly guarantee any obligations of Compuware, or any losses that the equity holders of Compuware may suffer.

Super Micro Asia Science and Technology Park, Inc. We and Ablecom jointly established Super Micro Asia Science and Technology Park, Inc. (the "Management Company") in Taiwan to manage the common areas shared by us and Ablecom for its separately constructed manufacturing facilities. In fiscal year 2012, each party contributed $0.2 million for a 50% ownership interest of the Management Company. Certain affiliates of Ablecom serve as directors of the Management Company. See Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 for additional information regarding the Management Company.

Tripartite Agreement. On November 8, 2021, our wholly-owned Taiwan subsidiary (the “Subsidiary”) entered into a Tripartite Agreement (the “Tripartite Agreement”) with Ablecom and Compuware related to a three-way purchase of land. Ablecom has advised that its underlying agreements to acquire land from the third-party landowners in proximity to the Company’s campus in Bade, Taiwan have been terminated, and during the quarter ended December 31, 2022, the Tripartite Agreement was terminated.

Loans

In October 2018, our Chief Executive Officer, Charles Liang, personally borrowed approximately $12.9 million from Chien-Tsun Chang, the spouse of Steve Liang. The loan is unsecured, has no maturity date and bore interest at 0.8% per month for the first six months, increased to 0.85% per month through February 28, 2020, and reduced to 0.25% effective March 1, 2020. The loan was originally made at Mr. Liang's request to provide funds to repay margin loans to two financial institutions, which loans had been secured by shares of our common stock that he held. The lenders called the loans in October 2018, following the suspension of our common stock from trading on NASDAQ in August 2018 and the decline in the market price of our common stock in October 2018. As of June 30, 2022 the amount due on the unsecured loan (including principal and accrued interest) was approximately $15.7 million.

Transactions with Monolithic Power Systems

MPS is a supplier that provides high-performance analog and mixed signal semiconductors for use in our products. Saria Tseng, who served as a member on the Board of Directors until May 18, 2022, also serves as Vice President of Strategic Corporate Development, General Counsel and Secretary of MPS. We purchased $8.3 million, $3.9 million and $5.2 million of semiconductor products from MPS for use in our manufacturing process during the years ended June 30, 2022, 2021 and 2020, respectively. The amounts due to MPS as of June 30, 2022, 2021 and 2020 were not material.

PROPOSAL 2

NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and Section 14A of the Securities Exchange Act of 1934, as amended, require that our stockholders have the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. Because this “say-on-pay” vote is advisory, it is not binding on the Company, the Compensation Committee or Board in any way. However, our Board and our Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we expect to consider our stockholders’ concerns and the Compensation Committee expects to evaluate whether any actions are appropriate to address those concerns.

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation philosophy and programs are designed to foster a performance-oriented culture that aligns our named executive officers’ interests with those of our stockholders. With respect to our CEO, Mr. Liang, fiscal year 2022 was a year of evaluating and monitoring the initial results of performance-based compensation arrangements made with Mr. Liang in fiscal year 2021. In March 2021, we had changed Mr. Liang’s compensation to be almost completely performance-based. Mr. Liang’s compensation for fiscal year 2022 was based entirely upon the 2021 CEO Performance Award and related agreements. Mr. Liang received a base salary of $1 during fiscal year 2022. For fiscal year 2022, as a part of continuing efforts to evolve the approach to executive officer compensation and to further expand the linkage of compensation to corporate performance to other named executive officers (other than to our CEO), the Compensation Committee adopted the FY2022 Performance Program for Other Named Executive Officers in March 2022. In addition to base salary and fixed bonus components, the new program included a performance-based annual incentive award, most of which is payable in the form of service-based restricted stock units (“RSUs”) that generally vest over an extended period of four years. Please read the “Compensation Discussion and Analysis” above and the related compensation tables, footnotes and narratives for additional details about our named executive officer compensation programs, including information about the fiscal year 2022 compensation of our named executive officers.

We are asking our stockholders to indicate their support for the compensation arrangements with our named executive officers as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This advisory vote on executive compensation is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions.

Accordingly, we are asking our stockholders to vote “FOR” the following resolution to be presented at the Annual Meeting:

“RESOLVED, that the stockholders of Super Micro Computer, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion.”

This say-on-pay vote is currently scheduled to be conducted every one year. The next say-on-pay vote is expected to take place at our annual meeting of stockholders following the completion of fiscal year 2023.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOREGOING RESOLUTION.

PROPOSAL 3

ADVISORY VOTE TO APPROVE THE FREQUENCY OF
FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, as amended, provide for our stockholders to cast an advisory vote to indicate how frequently we should seek future, further advisory votes to approve the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 2 included in this Proxy Statement. By voting on this Proposal 3, stockholders may indicate whether they would prefer that our future advisory voting on our compensation of named executive officers occur once every one, two, or three years, or abstain.

After careful consideration of this Proposal, our Board has determined that an advisory vote on named executive officer compensation that occurs every one year is the most appropriate alternative for us, and therefore our Board recommends that you vote for a one-year interval for the future advisory votes on compensation of named executive officers.

In formulating its recommendation, our Board considered that given the nature of our compensation programs, an annual vote would be appropriate for our stockholders to provide us with their input on our compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach, and we look forward to hearing from our stockholders on this Proposal.

At the March 1, 2017 Annual Meeting of Stockholders, the most recent meeting where our stockholders provided an advisory vote on the frequency future advisory votes on the compensation of named executive officers, our stockholders voted in favor of holding future “say-on-pay” votes every one year.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this Proposal.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory votes on compensation of named executive officers that has been selected by stockholders. However, because this vote is advisory and not binding on the Board or us in any way, our Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. We expect to hold a further vote to approve the frequency for future say-on-pay votes at the 2029 annual meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF EVERY “ONE YEAR” AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE ASKED IN THE FUTURE TO PROVIDE AN ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION, AS DISCLOSED PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023. Deloitte & Touche LLP has acted in such capacity since its appointment in fiscal year 2003.

While we are not required to do so, we are submitting the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2023, for ratification in order to ascertain the views of our stockholders on this appointment. If the appointment is not ratified, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year for such fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, have the opportunity to make a statement if they desire to do so, and are expected to be available to answer stockholder questions.

As we previously disclosed in our Current Report on Form 8-K filed with the SEC on March 15, 2023, Deloitte & Touche LLP will continue as the independent registered public accounting firm for the fiscal year ending June 30, 2023, and is dismissed effective upon completion of the audit of the financial statements for such fiscal year. The Audit Committee approved the engagement of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending June 30, 2024, and EY has been engaged.

Independent Registered Public Accounting Firm Fees and Services
The following table sets forth the aggregate audit fees billed to us by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”), and fees paid to Deloitte for services in the fee categories indicated below for fiscal years 2022 and 2021. The Audit Committee has considered the scope and fee arrangements for all services provided by Deloitte, taking into account whether the provision of non-audit services is compatible with maintaining Deloitte’s independence, and has pre-approved the services described below.

	Years Ended
Amounts in '000s	June 30, 2022	June 30, 2021
Audit Fees(1)	$4,488	$4,405
Audit-Related Fees	—	—
Tax Fees	276	225
All Other Fees	2	2
Total	$4,766	$4,632

(1)Audit fees consist of the aggregate fees for professional services rendered for the audit of our consolidated financial statements, review of interim condensed consolidated financial statements and certain statutory audits.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has determined that all services performed by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP. The Audit Committee’s policy on approval of services performed by the independent registered public accounting firm is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm during the fiscal year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm’s independence.

THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2023. PROXIES WILL BE VOTED FOR THE RATIFICATION OF THIS APPOINTMENT UNLESS OTHERWISE SPECIFIED.

AUDIT COMMITTEE REPORT

Review of Audited Financial Statements
The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended June 30, 2022 with both our management and our independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (PCAOB). Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee also has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with independent registered public accounting firm its independence from Supermicro. The Audit Committee has also received written material addressing the independent registered public accounting firm’s internal quality control procedures and other matters, as required by applicable listing requirements of The Nasdaq Stock Market. The Audit Committee has considered the effect of non-audit fees on the independence of the independent registered public accounting firm and has concluded that such non-audit services are compatible with the independence of the independent public accounting firm.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the financial statements be included in the Company’s Annual Report for filing with the SEC.

This report has been furnished by the members of the Audit Committee at the time the Annual Report was approved for filing with the SEC.

Tally Liu, Chair
Daniel Fairfax
Fred Chan

ANNUAL REPORT TO STOCKHOLDERS ON FORM 10-K
Our Annual Report, including financial statements for the year ended June 30, 2022, and this Proxy Statement are available on our website at https://ir.supermicro.com/.

QUESTIONS AND ANSWERS
Why am I receiving these proxy materials?
Our Board has mailed these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on Friday, May 19, 2023 at 2:00 p.m. Pacific time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this Proxy Statement. These proxy materials are being made available or distributed to you on or about April 14, 2023. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
Who is entitled to vote at the meeting?
Only stockholders of record at the close of business (Eastern Time) on March 22, 2023 (the “record date”) will be entitled to vote at the Annual Meeting. At the close of business on the record date, we had 52,744,526 shares of our common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each share of common stock is entitled to one vote on each matter presented.

What should I do if I receive more than one set of proxy materials?
You may receive more than one set of proxy materials, including multiple copies of proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card or voting instruction card that you receive to ensure that all your shares are voted.
How do I participate in the Annual Meeting?
The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The Annual Meeting will only be conducted via live webcast.

Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.proxyvote.com.

You will be able to access, participate in, and vote at the Annual Meeting at www.virtualshareholdermeeting.com/SMCI2023 by using the 16-digit control number included on the proxy card and voting instruction form. Stockholders admitted to the virtual meeting using their control number may submit questions, vote or view our list of stockholders during the Annual Meeting by following the instructions that will be available on the meeting website. Stockholders may log into the meeting platform beginning at 1:45 p.m. Pacific Time on May 19, 2023. To submit a question during the meeting, visit www.virtualshareholdermeeting.com/SMCI2023, enter your 16-digit control number, type your question into the “Ask a Question” field and click “Submit.” Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. The Annual Meeting is not to be used as a forum to present personal matters, or general economic, political or other views that are not directly related to the business of the Company and the matters properly before the Annual Meeting, and therefore questions on such matters will not be answered. Any questions pertinent to meeting matters that cannot be answered during the Annual Meeting due to time constraints will be posted online and answered at https://ir.supermicro.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.

You may begin to log into the meeting platform at www.virtualshareholdermeeting.com/SMCI2023 beginning at 1:45 p.m. Pacific Time on May 19, 2023. The meeting will begin promptly at 2:00 p.m. Pacific Time on May 19, 2023.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please utilize the technical support number listed in the login page for the virtual meeting, available 15 minutes before the meeting.
How do I vote my shares?
If you are a stockholder of record as of the record date, you can give a proxy to be voted at the Annual Meeting in any of the following ways:

•Over the telephone by calling a toll-free number;
•Electronically, using the Internet; or
•By completing, signing and mailing the proxy card.

The telephone and Internet voting procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or Internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or Internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the Annual Meeting.

To vote at the Annual Meeting, attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/SMCI2023.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares. Telephone and Internet voting also is encouraged for stockholders who hold their shares in street name.
Can I vote my shares in person (virtually) at the Annual Meeting?
If you are a stockholder of record, you may vote your shares at the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/SMCI2023. Even if you currently plan to virtually attend the Annual Meeting, we recommend that you also submit your vote as described in these proxy materials so that your vote will be counted if you later decide not to attend the Annual Meeting. If you attend the Annual Meeting, any votes you cast at the Annual Meeting will supersede your proxy.

If you are a street name holder, you may vote your shares at the Annual Meeting only if you obtain a “legal proxy” from your broker, bank, trust or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.
What is the difference between a stockholder of record and a “street name” holder?
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares and the proxy materials have been sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares and the proxy materials have been forwarded to you by your bank, trust or other nominee. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” As a beneficial owner, you have the right to direct your bank, trust or other nominee how to vote your shares. You are also invited to attend the Annual Meeting. However, because a beneficial owner is not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, trust or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

How many shares must be present or represented by proxy to conduct business at the Annual Meeting?
The presence at the meeting, in person (virtually) or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote on the record date will constitute a quorum for the transaction of business at the meeting. Shares that are voted “FOR,” or “AGAINST” a proposal or marked “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such proposal. “Broker non-votes” are also included for purposes of determining whether a quorum of shares is present at a meeting. A “broker non-vote” occurs when a nominee holding shares for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
What proposals will be voted on at the Annual Meeting?
The proposals scheduled to be voted on at the Annual Meeting are:

1. The election of three Class I directors to hold office until the annual meeting of stockholders following fiscal year 2025 or until their successors are duly elected and qualified.
2. The approval of, on a non-binding advisory basis, the compensation of our named executive officers (known as “Say on Pay”).
3. Vote, on a non-binding advisory basis, to approve our holding future advisory votes on named executive officer compensation every one, two or three years.
4. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2023.
What vote is required for the approval each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1 — Election of Class I Directors	Plurality of the votes cast by the holders of shares of common stock present or represented by proxy and voting at the Annual Meeting.	No
Proposal No. 2 — Say on Pay Advisory Vote	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote.	No
Proposal No. 3 — Frequency of future advisory votes on the compensation of our named executive officers	We will consider the choice that receives the plurality of the votes cast to be the preference of our stockholders.	No
Proposal No. 4 — Ratification of Appointment of Independent Registered Public Accounting Firm	Affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote.	Yes
How are votes counted?
All valid proxies received before the Annual Meeting, including proxies granted over the Internet or by telephone submitted prior to midnight the night before the Annual Meeting, will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted FOR the nominee, FOR every one year as the frequency of future advisory votes on the compensation of our named executive officers, and FOR each other proposal.

You may either vote “FOR” or “WITHHOLD” authority to vote for each Class I director nominee for the Board (Proposal No. 1). You may vote “FOR,” “AGAINST” or “ABSTAIN” on the advisory vote on named executive officer compensation (Proposal No. 2) and on the proposal to ratify the appointment of our independent registered public accounting firm (Proposal No. 4), and for every “ONE YEAR”, for every “TWO YEARS”, for every “THREE YEARS”, or “ABSTAIN” on the advisory vote related to the frequency of future advisory votes on the compensation of our named executive officers (Proposal No. 3).

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Your shares also will be counted as present at the Annual Meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

Shares not present at the Annual Meeting and shares voted “WITHHOLD” will have no effect on the election of Class I directors. If you abstain from voting on a proposal other than the election of Class I directors, your abstention has the same effect as a vote against that proposal.

If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will only be considered entitled to vote on the proposal to ratify the selection of our independent public accounting firm.

Your broker or other nominee has discretionary authority to vote your shares on the ratification of our independent registered public accounting firm, even if your broker or other nominee does not receive voting instructions from you. However, your broker or other nominee does not have discretionary authority to vote your shares on non-routine proposals, such as the election of Class I directors, the advisory vote on executive compensation, and the advisory vote related to the frequency of future advisory votes on the compensation of our named executive officers, and may not vote on these proposals if you do not provide specific voting instructions. Accordingly, if you want your vote to count in the non-routine proposals, we encourage you to vote promptly, even if you plan to attend (virtually) the Annual Meeting.

Can I change my vote after I have mailed in my proxy card?
If you are the stockholder of record, you may revoke your proxy by signing a later-dated proxy card and submitting it so that it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card, or by attending the Annual Meeting and voting your shares in person (virtually). Attending the Annual Meeting without voting in person (virtually) will not revoke your proxy unless you specifically request it.

If you are a beneficial owner of shares held in street name, you may change your vote, subject to any rules your bank, broker or other nominee may have, at any time before your proxy is voted at the Annual Meeting, (1) by submitting new voting instructions to your bank, broker or other nominee or (2) if you have obtained a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote your shares, by virtually attending the Annual Meeting and voting in person.
Who will count the vote?
Representatives of Broadridge Financial Solutions will tabulate votes and will act as our independent inspectors of election.
What happens if additional matters are presented at the Annual Meeting?
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxy holders, Charles Liang and David Weigand, or either of them, will have discretion to vote on those matters in accordance with their best judgment. Other than the matters described in this proxy statement, we do not currently know of any other matters that will be raised at the Annual Meeting.

What happens if a quorum is not present at the Annual Meeting?
If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any adjournment would require the affirmative vote of a majority of the shares present in person (virtually) or represented by proxy at the Annual Meeting.

Who will bear the cost of soliciting votes for the Annual Meeting?
We will bear the cost of soliciting proxies relating to the Annual Meeting. In addition to solicitation by the use of mail, certain of our directors, officers and regular employees may solicit proxies by telephone or personal interview, and we may request brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our stock and will reimburse them for their reasonable out-of-pocket expenses in forwarding these materials. We have engaged Laurel Hill Advisory Group, LLC (“Laurel Hill”) to aid in the solicitation of proxies. We will pay Laurel Hill a fee of $6,000 as compensation for its services and potential additional fees for telephone solicitations made, and will reimburse Laurel Hill for its reasonable out-of-pocket expenses.

If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

Where can I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K, which will be filed with the SEC within four (4) business days following the Annual Meeting.

What are the deadlines for submitting stockholder proposals?
In order for a stockholder proposal to be considered for inclusion in our proxy statement for the annual meeting of stockholders following fiscal year 2023, the written proposal must be received at our principal executive offices at 980 Rock Avenue, San Jose, California 95131, Attention: Corporate Secretary, on or before December 16, 2023 and must otherwise comply with Rule 14a-8 under the Exchange Act; however, to the extent that the date of our annual meeting of stockholders for fiscal year 2023 changes by more than 30 days from the date of the Annual Meeting, the deadline is a reasonable time before we begin to print and send our proxy materials. The proposal must comply with the SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

Our bylaws provide that a stockholder may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the Corporate Secretary of the Company at our principal executive offices in San Jose, California, at least 120 days in advance of the one year anniversary of the date that our proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders. For the annual meeting of stockholders following fiscal year 2023, written notice of director nominations and stockholder proposals must be received on or before December 16, 2023. Our bylaws also provide that if the date of the annual meeting of stockholders for fiscal year 2023 is more than 30 days earlier than the date contemplated at the time of this proxy statement (which is typically the one-year anniversary of the date of the annual general meeting), notice by the stockholders to be timely must be received not later than the close of business on the 10th day following the day on which the date of the annual meeting of stockholders following fiscal year 2023 is publicly announced. The nomination or proposal must contain the specific information required by our bylaws. You may request a copy of our bylaws by contacting our Corporate Secretary, Super Micro Computer, Inc., telephone (408) 503-8000. Stockholder proposals that are received by us after the applicable deadline, will not be eligible to be presented at the annual meeting of stockholders following fiscal year 2023.

In addition to satisfying the requirements under our bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than March 20, 2024. However, if the date of the annual meeting of stockholders following fiscal year 2023 is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of such annual meeting or the 10th calendar day following the day on which public announcement of the date of such annual meeting is first made.

Internet Availability of Proxy Materials
Our Proxy Statement and our Annual Report are also available on our website at https://ir.supermicro.com/.

“HOUSEHOLDING” OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Although we do not household for our registered stockholders, some brokers household Supermicro proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, stockholders should write to Investor Relations, Super Micro Computer, Inc., 980 Rock Avenue, San Jose, CA 95131, or call (408) 503-8000.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of Supermicro.

David E. Weigand
Senior Vice President, Chief Financial Officer, Corporate Secretary

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SMCI2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V01311-P87906 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SUPER MICRO COMPUTER, INC.

The Board of Directors recommends you vote FOR the following:

Class I Director Nominees:	For	Withhold
1a. Charles Liang	☐	☐
1b. Sherman Tuan	☐	☐
1c. Tally Liu	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 4, and a vote for stockholder approval every 1 YEAR on Proposal 3:

	For	Against	Abstain
2. To approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in the proxy statement.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. An advisory (non-binding) vote regarding the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date